Exhibit 10.14

Execution Version

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

CREDIT AGREEMENT

dated as of

August 4, 2021,

among

GIDDY INC.,

as Borrower,

THE LENDERS PARTY HERETO

and

ALTER DOMUS (US) LLC,

as Administrative Agent

i

SCHEDULES

Schedule 1.01(a)-Guarantors

Schedule 2.01-Lenders and Commitments

Schedule 3.08-Subsidiaries

Schedule 3.09-Litigation

Schedule 3.17-Environmental Matters

Schedule 3.18-Insurance

Schedule 3.19(a)-UCC Filing Offices

Schedule 3.19(c)-Mortgage Filing Offices

Schedule 3.20(a)-Owned Real Property

Schedule 3.20(b)-Leased Real Property

Schedule 5.13-Post-Closing Requirements

Schedule 6.01(a)-Existing Indebtedness

Schedule 6.02(a)-Existing Liens

Schedule 6.04(c)-Existing Investments

Schedule 6.10(a)-Retail Segment Revenue

Schedule 7(m)-Permitted Investors

EXHIBITS

Exhibit A-Form of Administrative Questionnaire

Exhibit B-Form of Assignment and Acceptance

Exhibit C-Form of Borrowing Request

Exhibit D-Form of Affiliate Subordination Agreement

Exhibit E-Forms of Tax Compliance Certificates

Exhibit F-Form of Compliance Certificate

Exhibit G-Form of Warrant

Exhibit H-Form of Joinder Agreement

Exhibit I-Form of Notice of Continuation/Conversion

CREDIT AGREEMENT dated as of August 4, 2021, among GIDDY INC., a Delaware corporation (subject to Sections 1.05 and 9.21, the “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and ALTER DOMUS (US) LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders.

The Borrower has requested the Lenders to extend credit in the form of Term Loans on the Closing Date, in an aggregate principal amount not in excess of $45,000,000.  The proceeds of the Term Loans are to be used solely for the purposes specified in Section 5.08.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Control Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Required Lenders, which provides for the Administrative Agent to have “control” (as defined in Section 9-104 of the Uniform Commercial Code or Section 8-106 of the Uniform Commercial Code, as applicable) over deposit accounts or securities accounts, as applicable.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(i).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fee Letter” shall mean the Fee Letter, dated as of the date hereof, between the Borrower and Alter Domus (US) LLC, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(a).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the AdministrativeAgent, with respect to each Lender and submitted to the Administrative Agent duly completed by such Lender.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that the term “Affiliate” shall also include any Person that directly or indirectly owns 10.0% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.  None of the Administrative Agent, any Lender or any Affiliate thereof shall be deemed to be an “Affiliate” of any Loan Party for purposes of this Agreement.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit D pursuant to which intercompany obligations and advances owed by any Loan Party to any other Loan Party or any Subsidiary are subordinated to the Obligations.

“Agent Indemnitees” shall have the meaning assigned to such term in Section 9.05(c).

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1.00% and (c) the Adjusted LIBO Rate applicable for an Interest Period of one month commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, solely for purposes of determining the Adjusted LIBO Rate for purposes of the foregoing, the LIBO Rate for any day shall be based on the rate set forth on such day at approximately 11:00 a.m. (London time) by reference to the interest settlement rates for deposits in Dollars with a term of one month (as set forth by (i) the ICE Benchmark Administration, (ii) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (iii) any service selected by the Administrative Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates (which such services shall include Bloomberg)).  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations or offers in accordance with the terms of the respective definitions thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Term Loan, 8.50% per annum, and (b) with respect to any ABR Term Loan, 7.50% per annum.

“Approved Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Asset Sale” shall mean the sale, division, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, non-exclusive licenses of intellectual property rights, damaged, obsolete or worn out assets, assets no longer used or useful in the business of the Borrower and its Subsidiaries, scrap, cash and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) dispositions between or among Foreign Subsidiaries, (iii) trade-ins and exchanges of assets with third parties conducted in the ordinary course of business to the extent substantially comparable (or better) assets useful in the operation of the business of the Borrower and its Subsidiaries are obtained in exchange therefor, (iv) the discount, write-off or disposition, in each case, on a non-recourse basis and in the ordinary course of business consistent with past practice, of accounts receivable in connection with the collection or compromise thereof (and not as part of an accounts receivable financing transaction), (v) the termination or surrender of leases or sublease of real or personal property in the ordinary course of business that do not interfere in any material respect with the business of the Borrower or its Subsidiaries, (vi) dispositions in connection with Casualty Events, (vii) the incurrence of Liens expressly permitted pursuant to Section 6.02, (viii) Investments expressly permitted pursuant to Section 6.04, (ix) the unwinding of any Hedging Agreement (expressly permitted hereunder) pursuant to its terms, (x) leases, subleases, licenses or sublicenses of real or personal property (other than exclusive licenses of intellectual property) in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, (xi) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $1,000,000, (xii) the issuance, sale, transfer or other disposition of Equity Interests (or any contractual rights equivalent thereto) of, or any assets of, any Subsidiary in connection with a Joint Venture; provided that the fair market value of Equity Interests or assets so issued, sold, transferred or otherwise disposed (valued at the time of disposition) shall not exceed $2,000,000 in the aggregate, (xiii) the transfer of Receivables pursuant to a Receivables Program, (xiv) subject to the limitations contained in Section 6.01(r), any disposition or grant of any discounts of accounts receivables in connection with discounting or factoring of receivables for credit management purposes), and (xv) the sale, transfer or other disposition of assets having a value not in excess of $5,000,000 in the aggregate to any Person that thereafter is rented or leased by the Borrower or its Subsidiaries for substantially the same purpose or purposes as such assets were being used by the Borrower and its Subsidiaries prior to such transaction, in each case, pursuant to a sale-leaseback transaction on customary and arm’s length terms.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent, the Required Lenders and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent, the Required Lenders and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent (with the consent of the Required Lenders) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (with the consent of the Required Lenders and after consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the LIBO Rate:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of:

(i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the LIBO Rate:

(a) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely; provided that at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely; provided that at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Required Lenders by written notice to the Borrower and the Administrative Agent.

“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (i) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.08(b) and (ii) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.08(b).

“Beneficial Ownership Certificate” shall mean, for the Borrower, a certificate in form and substance reasonably acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its reasonable discretion) and each requesting Lender, regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America and any successor thereto.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a written request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurodollar Loan or an ABR Loan based on the Adjusted LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP in effect as of December 15, 2018, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP as of such date. To the extent that any change in GAAP after December 15, 2018 results in leases which are, or would have been, classified as operating leases under GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on such date) being classified as capital leases under GAAP, as so revised, such change in classification of leases from operating leases to capital leases shall be ignored for purposes of this Agreement.

“Casualty Event” shall mean any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any other Loan Party.

“CFC” shall mean a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” shall mean any Domestic Subsidiary that owns no material assets (directly or indirectly) other than Equity Interests and debt of one or more CFCs or Domestic Subsidiaries that are themselves CFC Holding Companies.

A “Change in Control” shall be deemed to have occurred if (a) prior to a Qualified Public Offering, the Permitted Investors shall fail to own, directly or indirectly, beneficially and of record, shares representing at least 51% of each of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) after a Qualified Public Offering, any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Permitted Investors, shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower (or, after the consummation of the deSPAC Transaction, the SPAC), (c) any change in control (or similar event, however denominated) with respect to the Borrower (or, after the consummation of the deSPAC Transaction, the SPAC) or any of its Subsidiaries shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which the Borrower (or, after the consummation of the deSPAC Transaction, the SPAC) or any of its Subsidiaries is a party, or (d) at any time after the consummation of the deSPAC Transaction and execution of the Joinder Agreement, the SPAC shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.   Notwithstanding anything to the contrary contained herein, the deSPAC Transaction shall not constitute a Change in Control.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean August 4, 2021.

“Closing Upfront Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in the Guarantee and Collateral Agreement (provided that, if any Loan Party enters into any other Security Document, granting a security interest to the Administrative Agent in any assets, “Collateral” shall include such assets) and shall also include the Mortgaged Properties.

“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Competitor” shall mean any Person that is a bona fide competitor (which may include a customer or supplier which is also a competitor) of the Borrower or any of its Subsidiaries in the same line of business or a substantially similar line of business.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets or properties is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon written notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or Federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“deSPAC Transaction” shall mean the business combination transaction involving the Borrower under the SPAC Acquisition Agreement, pursuant to which SPAC Merger Sub will merge with and into the Borrower, with the Borrower being the surviving entity and immediately following such merger, the Borrower will merge with and into SPAC Merger Sub II, with SPAC Merger Sub II being the surviving entity and a wholly-owned Subsidiary of the SPAC.

“Disqualified Institution” shall mean (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent prior to the Closing Date, (b) any Person designated by the Borrower as a Competitor by written notice delivered to the Administrative Agent prior to the Closing Date, (c) so long as no Event of Default has occurred and is continuing, any Person designated by the Borrower as a Person that has become a Competitor after the Closing Date by written notice delivered to the Administrative Agent and (d) Affiliates of the foregoing (other than any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in loans and similar extensions of credit in the ordinary course of business, so long as no personnel involved with the competitive activities of a Competitor, Disqualified Institution or its Controlling owner (x) makes any investment decisions for such debt fund or investment vehicle or (y) has access to any confidential information (other than publicly available information) relating to the Borrower and the Subsidiaries) that (i) are clearly identifiable as such on the basis of their name or (ii) so long as no Event of Default has occurred and is continuing, are identified as such by written notice delivered by the Borrower to the Administrative Agent; provided that “Disqualified Institution” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided, further, that the designation of a Person as a Disqualified Institution after the Closing Date shall not apply retroactively to disqualify any Lender or participant that has previously acquired an assignment, transfer or participation of any Loans or Commitments, or entered into a binding trade agreement to do so, in either case, prior to the second business day after the date of any update to the list of Disqualified Institutions is made available to the Administrative Agent.  Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and (b) the Borrower (on behalf of itself and the other Loan Parties) and the Lenders acknowledges and agrees that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and that the Administrative Agent shall have no liability with respect to any assignment or participation made to a Disqualified Institution.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is 181 days following the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date that is 181 days following the Term Loan Maturity Date; provided that neither the Warrants nor the Equity Interests into which the Warrants shall be converted shall constitute Disqualified Stock.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Early Opt-in Election” shall mean the occurrence of:

(a) a written notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in Section 2.08(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision by the Required Lenders of written notice of such election to the Administrative Agent (with a copy to the Borrower).

“Early Payment Fee” shall have the meaning assigned to such term in Section 2.05(c).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender, and (d) any other Person (other than a natural person) approved by the Administrative Agent and, except with respect to assignments when an Event of Default has occurred and is continuing, the Borrower; provided that the Borrower shall be deemed to have consented to any proposed Eligible Assignee unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; provided, further, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Affiliates or any Disqualified Institution.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.  For the avoidance of doubt, debt instruments convertible into Qualified Capital Stock of the Borrower shall not be considered Equity Interests until actually converted into such Qualified Capital Stock.

“Equity Issuance” shall mean any issuance or sale by the Borrower or any of its Subsidiaries of any Equity Interests of the Borrower or any such Subsidiary.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a determination that any Plan or Multiemployer Plan is, or reasonably could be expected to be, an at-risk plan or a plan in endangered or critical status within the meaning of Section 430, 431 or 432 of the Code or Section 303, 304 or 305 of ERISA, (c) the filing pursuant to Section 412(c) of the Code or Section  302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the failure by the Borrower or any of its ERISA Affiliates to make a required contribution to any Plan that results in, or would be reasonably expected to result in, the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“Erroneous Payment” shall have the meaning assigned to such term in Section 8.13.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (other than as a component of the Alternate Base Rate).

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excluded Assets” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Excluded Subsidiary” shall mean (a) any CFC and any CFC Holding Company, (b) any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC or a CFC Holding Company, (c) any Immaterial Subsidiary, (d) any Subsidiary (including any Joint Venture) that is prohibited, but only so long as such Subsidiary would be prohibited, by applicable law or by any contractual obligation existing on (but not incurred in anticipation of) the date such Subsidiary is acquired or organized (as long as, in the case of an acquisition of a Subsidiary, such prohibition did not arise as part of such acquisition) from guaranteeing the Obligations or that would require governmental or regulatory consent, approval, license or authorization to provide a guarantee, unless such consent, approval, license or authorization has been received, (e) any Receivables Subsidiary, (f) any Subsidiary the provision of a guarantee from which would reasonably be expected to result in adverse Tax consequences, as reasonably determined by the Borrower, in good faith, in consultation with the Administrative Agent and (g) any Subsidiary as to which the Administrative Agent and the Borrower shall reasonably determine in good faith that the costs of obtaining the guaranty of the Obligations as otherwise required hereunder are excessive in relation to the value of such guaranty.  Notwithstanding the foregoing, in no event shall any Subsidiary constitute an “Excluded Subsidiary” hereunder to the extent that such Subsidiary guarantees or otherwise becomes liable, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of, or provides any Lien to secure, any Junior Debt (other than Junior Debt described in clause (b)(iii) of the definition thereof).

“Existing Credit Agreement” shall mean that certain Loan and Security Agreement dated as of June 24, 2015, by and between Silicon Valley Bank, the Borrower, and Jubilant LLC, as amended, restated, amended and restated or otherwise modified prior to the date hereof.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” shall have the meaning assigned to such term in Section 3.24.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three major banks of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fees” shall mean the Administrative Agent Fees and the Closing Upfront Fees.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person or such other officer of such Person with similar duties.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Pension Plan” shall mean any defined benefit pension plan sponsored or maintained by the Borrower or any of the Subsidiaries that is not subject to applicable law of the United States and under applicable law outside of the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles applied on a basis consistent with the financial statements delivered pursuant to Section 3.05.

“Government Official” shall mean (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, among the Borrower, the Subsidiaries party thereto and the Administrative Agent for the benefit of the Secured Parties.

“Guarantors” shall mean each Subsidiary listed on Schedule 1.01(a), each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement and, after it executes and delivers the Joinder Agreement, the SPAC.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and radioactive materials, (b) any chemical, material or substance that is defined in an applicable law as a hazardous or toxic substance, material or waste, and (c) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Immaterial Subsidiary” shall mean, at any date of calculation, any Subsidiary (a) whose total assets for the most recently ended test period of four consecutive quarters (i) were less than 5.0% of total assets of the Borrower and its Subsidiaries for such test period and (ii) together with the total assets of all other Immaterial Subsidiaries, were less than 10.0% of the total assets of the Borrower and its Subsidiaries for such test period and (b) whose total revenue for the most recently ended test period of four consecutive quarters (i) was less than 5.0% of the total revenue of the Borrower and its Subsidiaries for such test period and (ii) together with the total revenue of all other Immaterial Subsidiaries, was less than 10.0% of the total revenue of the Borrower and its Subsidiaries for such test period, in each case, determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, any Immaterial Subsidiary or Immaterial Subsidiaries that are not Guarantors solely because they meet the thresholds set forth in clauses (a) and (b) above comprise (x) individually, more than 5.0% of total assets or more than 5.0% of the total revenue, in each case, of the Borrower and its Subsidiaries as of the end of the most recently ended test period or (y) in the aggregate, more than 10.0% of total assets or more than 10.0% of the total revenue, in each case, of the Borrower and its Subsidiaries as of the end of the most recently ended test period, then the Borrower shall (i) designate in writing to the Administrative Agent one or more of such Immaterial Subsidiary(ies) as no longer Immaterial Subsidiary(ies) to the extent such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.12 with respect to any such designated Subsidiary (in each case, in the time periods applicable as if such Immaterial Subsidiary(ies) were formed at the time of such designation).  Notwithstanding the foregoing, in no event shall any Subsidiary that is an obligor or guarantor of any Junior Debt (other than Junior Debt described in clause (b)(iii) of the definition thereof) be designated as an Immaterial Subsidiary.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) trade accounts payable and accrued obligations incurred in the ordinary course of business and (y) any earn-out unless not paid when due or if it otherwise become a liability on the balance sheet of such Person in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all Synthetic Lease Obligations of such Person, (j) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Stock or any warrants, rights or options to acquire such Disqualified Stock, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit and (m) all obligations of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest, except to the extent that the terms of such Indebtedness expressly provide that such Person is not liable therefor. For the avoidance of doubt, operating leases shall not be considered Indebtedness.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intellectual Property” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one month’s duration, each day that would have been an Interest Payment Date had successive Interest Periods of one month’s duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be shortened to the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Joinder Agreement” shall have the meaning assigned to such term in Section 9.21.

“Joint Venture” shall mean a joint venture, collaboration agreement, co-branding, co-marketing or similar arrangement entered into by the Borrower or any Subsidiary with a Person that is not an Affiliate of the Borrower or any of the Subsidiaries.

“Junior Debt” shall mean (a) the Permitted Convertible Notes and (b) any other Indebtedness of the Borrower or any Subsidiary (other than intercompany Indebtedness solely among Loan Parties) that is (i) subordinated in right of payment to the Obligations (including any Subordinated Debt), (ii) secured by Liens that are junior in right of security to the Liens securing the Obligations or (iii) unsecured and constitute debt for borrowed money.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Person that has become a lender party hereto pursuant to an Assignment and Acceptance.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the interest settlement rates for deposits in Dollars (as set forth by (a) the ICE Benchmark Administration, (b) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (c) any service selected by the Administrative Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates (which such services shall Include Bloomberg)) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent (including by reference to any applicable published market data) to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period by three major banks in the London interbank market selected by the Administrative Agent as such bank’s offered rate for a loan similarly situated for the same Interest Period at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease Obligation or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.  For the avoidance of doubt, the call option granted pursuant to a Warrant Transaction (as defined in the definition of Permitted Call Spread Agreement) shall not constitute a Lien.

“Loan Documents” shall mean this Agreement, the Security Documents, the Joinder Agreement, the Affiliate Subordination Agreement, the Administrative Agent Fee Letter, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e), and any other document executed in connection with the foregoing (other than the Warrants and the other Warrant Documents).

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the Term Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, financial conditions or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower and the other Loan Parties to perform their obligations under the Loan Documents, taken as a whole, or (c) a material adverse effect on the rights and remedies of or benefits available to the Lenders under the Loan Documents, taken as a whole.

“Material Indebtedness” shall mean Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $2,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.12.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA in respect of which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale or Casualty Event, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of the reasonable direct and actual out-of-pocket costs in connection therewith, including (i) reasonable selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Borrower’s good faith estimate of Taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Obligations) which is secured by the asset sold in such Asset Sale or subject to such Casualty Event and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided that, if (x) the Borrower shall deliver a certificate of a Financial Officer of the Borrower to the Administrative Agent within five Business Days of receipt thereof setting forth the Borrower’s intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Borrower and its Subsidiaries within 365 days of receipt of such proceeds (which period shall be extended by an additional 180-day period in the event the Borrower has obtained commitments to reinvest such proceeds during such 365-day period) and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such period, at which time such proceeds shall be deemed to be Net Cash Proceeds; (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and reasonable legal fees and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to a deSPAC Transaction, the aggregate amount of cash and Permitted Investments on the SPAC’s consolidated balance sheet immediately following the consummation of the deSPAC Transaction, including any amounts that remained in the SPAC’s trust account and any amounts raised from PIPE investments into and convertible note issuances by the SPAC immediately prior to the consummation of the deSPAC Transaction.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for payment or prepayment or otherwise, (ii) each Early Payment Fee due under this Agreement, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.23.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

“Payment Recipient” shall have the meaning assigned to such term in Section 8.14.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(i).

“Permitted Call Spread Agreement” means (a) any option contract (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), the cash value thereof or a combination thereof from time to time upon exercise of such option entered into by the Borrower in connection with the issuance of Permitted Convertible Notes (such transaction, a “Bond Hedge Transaction”) and (b) any option contract pursuant to which the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower) (whether such warrant is settled in shares, cash or a combination thereof) entered into by the Borrower in connection with the issuance of Permitted Convertible Notes (such transaction, a “Warrant Transaction”); provided that (i) the terms, conditions and covenants of each such option contracts shall be such as are customary for option contracts of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith) and (ii) the purchase price for such Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Warrant Transaction, does not exceed 15% of the net proceeds received by the Borrower from the issuance of the related Permitted Convertible Notes at the time of such purchase.

“Permitted Convertible Notes” shall mean unsecured Indebtedness incurred pursuant to instruments convertible into common stock of the Borrower or its parent; provided that (i) the aggregate principal amount of such Indebtedness does not exceed $337,500,000 in the aggregate and (ii) such Indebtedness matures after, and does not require any scheduled amortization or other payments of principal prior to, the date that is 181 days after the latest Maturity Date in effect at such time (it being understood that neither (x) any provision of such Indebtedness requiring an offer to purchase or a right to call such Indebtedness at, as of, or after, a designated date or otherwise as a result of change of control, asset sale or other fundamental change nor (y) any provision of such Indebtedness requiring or permitting any payment of such Indebtedness in connection with an early conversion of such Indebtedness shall violate the foregoing restriction in this clause (ii)).

“Permitted Investments” shall mean:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of issuance thereof;

(b)investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;

(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e)investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f)other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Investors” shall mean the Persons set forth on Schedule 7(m).

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Premium Event” shall mean the occurrence of any of the following: (a) the principal balance of any Term Loans is prepaid or repaid, for any reason, in whole or in part (other than mandatory prepayments from Casualty Events under Section 2.13(a)), (b) the Term Loans are accelerated (whether as a result of an Event of Default, by operation of law or otherwise), including as a result of any Event of Default under clause (g) or (h) of Article VII or (c) there shall occur any satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any bankruptcy, insolvency proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any bankruptcy or insolvency proceeding to the Administrative Agent or any Lender in full or partial satisfaction of the Obligations.

“Prime Rate” shall mean the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)); each change in the Prime Rate shall be effective from the date such change is announced as being effective.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualified Public Offering” shall mean (a) an initial underwritten public offering of common Equity Interests of the Borrower (or its direct or indirect parent) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, that results in at least $100,000,000 of Net Cash Proceeds to the Borrower (or its direct or indirect parent) or (b) the deSPAC Transaction.

“Receivables Program” shall mean any transaction or series of transactions entered into by the Borrower or any Subsidiary pursuant to which the Borrower or such Subsidiary sells, conveys or otherwise transfers to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any Subsidiary) or (b) one or more special purpose entities which are not Affiliates of the Borrower or any Subsidiary (in the case of a transfer by a Receivables Subsidiary), any Receivables; provided that (i) any such sale, conveyance or transfer is in exchange for consideration equal to the fair market value of such Receivables (i.e., a “true sale”) and (ii) the advance rates and other commercial terms of any such transaction shall be reasonably acceptable to the Required Lenders.

“Receivables and Related Assets” shall mean (a) accounts receivable (including all rights to payment created by or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) and (b) any interest in such accounts receivable and all collateral securing such accounts receivable, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such accounts receivable, any guarantees, indemnities, warranties or other obligations in respect of such accounts receivable, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with receivable purchase arrangements involving receivables similar to such accounts receivable and any collections or proceeds of any of the foregoing.

“Receivables Subsidiary” shall mean a Wholly Owned Subsidiary of the Borrower which engages in no activities or business other than in connection with the financing of accounts receivable or related assets and which is designated by the board of directors of the Borrower as a Receivables Subsidiary; provided that (a) no portion of the Indebtedness or any related obligations of any such Subsidiary (including with respect to principal, premium, interest, penalties, fees, indemnifications, reimbursements and all other amounts payable pursuant to the documentation of such Indebtedness), contingent or otherwise (i) is guaranteed by the Borrower or any other Subsidiary (but excluding customary representations, warranties, covenants and indemnities entered into in connection with a Receivables Program), (ii) is recourse to the Borrower or any other Subsidiary in any way, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Receivables Program or (iii) subjects any property or asset (including contract rights) of the Borrower or any other Subsidiary (other than Receivables and Related Assets), directly or indirectly, through Liens, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Receivables Program, (b) with which none of the Borrower or any other Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Borrower or such other Subsidiary than those that might be obtained at the time on an arm’s-length basis from unrelated third parties, and other than customary fees payable in connection with servicing accounts receivable and (c) with which none of the Borrower or any other Subsidiary has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.  The Borrower shall provide written notice to the Administrative Agent of any such designation by the board of directors of the Borrower, which notice shall be accompanied by a certified copy of the resolution of the board of directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions.

“Recipient” shall mean (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, trustees, officers, employees, members, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” shall mean, at any time, Lenders having Loans and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding and Term Loan Commitments at such time; provided that the Term Loan Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or property or to which such Person or any of its assets or property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary.

“Retail Segment” shall mean all revenues generated through the sale of merchandise, services, delivery, and advertisement of products on the Boxed web and app properties, and sales of good related to Boxed owned physical inventory through Boxed web and app properties or third party properties. For the avoidance of doubt, Retail Segment shall exclude the Software and Services revenues and associated costs related to the licensing of Boxed eCommerce and fulfillment technology software, or any related technology integration service revenues or costs associated with the sale of such software.

“Retail Segment COGS” shall mean, for any period of four consecutive fiscal quarters, the cost of goods sold of the Retail Segment of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Retail Segment Gross Margins” shall mean, for any period, the ratio (expressed as a percentage) of (a) (i) the Retail Segment Revenue for such period minus (ii) the Retail Segment COGS for such period to (b) the Retail Segment Revenue for such period.

“Retail Segment Revenue” shall mean, for any period of four consecutive fiscal quarters, the revenue of the Retail Segment of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Sanctions” shall have the meaning assigned to such term in Section 3.23.

“S&P” shall mean Standard & Poor’s Financial Services LLC, or any successor thereto.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and assigns of each of the foregoing.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“SPAC” shall mean Seven Oaks Acquisition Corp., a Delaware corporation, which shall change its name to “Boxed, Inc.” in connection with the deSPAC Transaction.

“SPAC Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of June 13, 2021, among the SPAC, SPAC Merger Sub, SPAC Merger Sub II and the Borrower.

“SPAC Documents” shall mean the SPAC Acquisition Agreement and any other documents executed in connection with the SPAC Acquisition Agreement.

“SPAC Merger Sub” shall mean Blossom Merger Sub, Inc., a Delaware corporation.

“SPAC Merger Sub II” shall mean Blossom Merger Sub II, LLC, a Delaware limited liability company, which shall change its name to “Boxed, LLC” in connection with the deSPAC Transaction.

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board).  Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent or any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” shall mean unsecured Indebtedness incurred by the Borrower or any of its Subsidiaries that is subordinated to the Obligations pursuant to a subordination agreement (in form and substance reasonably acceptable to the Required Lenders) entered into between the Administrative Agent and the provider of such Indebtedness.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Borrower and, after the consummation of the deSPAC Transaction, any subsidiary of the SPAC (other than the Borrower and SPAC Merger Sub II, if the context so requires).

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Tax Distributions” shall mean, so long as the Borrower or any of its Subsidiaries is a member of a consolidated, unitary, combined or similar tax group in which a parent entity is the common parent (or the Borrower or any of its Subsidiaries is an entity treated as disregarded from any such member or disregarded from a parent entity for income tax purposes), cash payments to such parent entity (or to the Borrower’s direct or indirect owner for payment to such parent entity), to enable such parent entity to pay Taxes for which such parent entity is liable as a result of its status as the common parent or otherwise as a result of its direct or indirect ownership of Borrower or its Subsidiaries, up to an amount not to exceed the amount of any such Taxes that the Borrower and its relevant Subsidiaries would have been required to pay on a separate group basis if the Borrower and such Subsidiaries had paid tax as a consolidated, unitary, combined or similar tax group consisting only of the Borrower and its relevant Subsidiaries.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and “Term Loan Commitments” shall mean, collectively, the sum of all the Lenders’ Term Loan Commitments, which as of the Closing Date equal $45,000,000 in the aggregate.

“Term Loan Maturity Date” shall mean August 4, 2025.

“Term Loans” shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01.

“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, (b) the execution, delivery, issuance and performance by the Borrower of the Warrants and the other Warrant Documents, (c) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement and (d) the payment of related fees and expenses.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any security interest in any item or items of Collateral.

“Unrestricted Cash” shall mean, as of any date, all cash of the Loan Parties as of such date that (to the extent Account Control Agreements shall have been required to be entered into as of such date pursuant to Section 5.13) are maintained in accounts subject to Account Control Agreements, in each case other than cash identified on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 3.05 or Section 5.04, as applicable, as “restricted” (other than cash restricted in favor of the Secured Parties).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Warrant Documents” shall mean (a) the Warrants and (b) the Restated Certificate of Incorporation of the Borrower, duly authorized by resolutions adopted by the Borrower’s board of directors and amended (by the Restated Certificate of Incorporation of the Borrower, dated August 4, 2021, duly authorized by resolutions adopted by the Borrower’s board of directors) to reflect the issuance of the Warrants and the creation of the Equity Interests in the Borrower contemplated by the Warrants (issuable upon any exercise of the Warrants).

“Warrant Investors” shall mean the Lenders party hereto as of the Closing Date and their respective permitted successors and assigns.

“Warrants” shall mean the Warrant to Purchase Preferred Stock, dated the date hereof, issued by the Borrower to the Warrant Investors, and substantially in the form of Exhibit G.

“VCOC Letter” shall mean a VCOC Letter, substantially in the form approved by the Required Lenders and reasonably satisfactory to the Borrower.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100.0% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”, and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature (including the calculation of all financial covenants set forth herein) shall be construed in accordance with GAAP as in effect from time to time; provided that if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. In the computation of periods of time from a specified date to a later specified date, the word “from” shall be deemed to mean “from and including”, the words “to” and “until” each shall be deemed to mean “to but excluding”, and the word “through” shall be deemed to mean “to and including”.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.03.Pro Forma Calculations.  Notwithstanding anything to the contrary herein, the financial covenants set forth in Section 6.10 herein shall be calculated on a pro forma basis.  All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall include only (a) those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended,  and (b) those adjustments that (i) have been certified by a Financial Officer of the Borrower as having been prepared in good faith based upon reasonable assumptions and (ii) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent.

SECTION 1.04.Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.05.deSPAC Transaction.  For purposes of this Agreement (including Articles V, VI and VII) and the other Loan Documents, after the consummation of the deSPAC Transaction, all collective references to the Borrower and/or its Subsidiaries and comparable phrases contained herein and in the other Loan Documents shall be deemed to include references to SPAC Merger Sub II and/or its Subsidiaries, as applicable.

ARTICLE II

The Credits

SECTION 2.01.Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount equaling its Term Loan Commitment.  Amounts paid or prepaid in respect of Term Loans may not be re-borrowed.

SECTION 2.02.Loans.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)Subject to Sections 2.08 and 2.15 each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and, upon receipt of all requested funds, the Administrative Agent shall promptly wire the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may (but shall have no obligation to) assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (c) above and the Administrative Agent may (but shall have no obligation to), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

SECTION 2.03.Borrowing Procedure.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by hand delivery or e-mail to the Administrative Agent of a Borrowing Request (a) in the case of Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before a proposed Borrowing (or such shorter period as may be agreed to by the Administrative Agent) and (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before a proposed Borrowing.  Each such Borrowing Request shall be irrevocable (provided that any such notice may be conditioned on the effectiveness of the Closing Date) and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the location and wire instructions for the account of the Borrower to which such funds shall be delivered (which, for the Borrowing on the Closing Date, may be attached in the form of a funds flow); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any Borrowing Request given pursuant to this Section (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.Evidence of Debt; Repayment of Loans.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to clauses (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms; provided, further, that in the event of any conflict between the accounts and records maintained by any Lender (including any notations made on any promissory notes) and the accounts and records of the Administrative Agent (including the Register), the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(e)Any Lender may request from the Borrower that Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Required Lenders and the Borrower.

SECTION 2.05.Fees.  (a)  The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Administrative Agent Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(b)The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, an upfront fee (collectively, the “Closing Upfront Fees”) equal to $900,000 (i.e., 2.00% of the amount of all of the Commitments of the Lenders as of the Closing Date, prior to the termination of such Commitments).  The Closing Upfront Fees shall be in all respects fully earned, due and payable on the Closing Date.  A portion or the full amount of the Closing Upfront Fees due to any Lender may, at the option of such Lender (and with written notice to the Administrative Agent and the Borrower), be off set against the amount of the Loans to be funded by such Lender on the Closing Date; provided that any such off-set shall not reduce the principal amount of the Loans outstanding hereunder.

(c)If, on or prior to the third anniversary of the Closing Date, any Premium Event occurs, the Borrower shall, in each case, pay to the Administrative Agent, for the benefit of the Lenders, on the date of such Premium Event, an amount (an “Early Payment Fee”) equal to (i) the aggregate amount of the principal of the Term Loans subject to the Premium Event times (ii) (A) if such Premium Event occurs on or prior to the first anniversary of the Closing Date, 4.0%, (B) if such Premium Event occurs after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 2.0%, and (C) if such Premium Event occurs after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 1.0%.  The Early Payment Fee shall become immediately due and payable as detailed in this Section, shall constitute an Obligation and shall be due and payable by the Borrower immediately prior to and notwithstanding the automatic acceleration of the outstanding principal of the Term Loans and all other accrued liabilities contemplated hereunder and under the other Loan Documents.

(d)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if any Term Loans are accelerated (whether as a result of the occurrence and continuance of any Event of Default, by operation of law or otherwise), any Early Payment Fee, as applicable, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Term Loans were repaid as of such date and shall constitute part of the Obligations for all purposes herein.  Any Early Payment Fee, as applicable, shall also be payable in the event the Obligations, the Term Loans and this Agreement are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means.  The Loan Parties expressly waive the provisions of any present or future statute or law that prohibits or may prohibit the collection of the Early Payment Fee in connection with any such acceleration.  The parties hereto further acknowledge and agree that any Early Payment Fee, as applicable, is not intended to act as a penalty or to punish the Loan Parties for any repayment or redemption of the Term Loans.  The Loan Parties expressly agree that (i) any Early Payment Fee, as applicable, is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) any Early Payment Fee, as applicable, shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay any Early Payment Fee, as applicable, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section, (v) the agreement of the Loan Parties to pay any Early Payment Fee, as applicable, is a material inducement to the Lenders to extend the Term Loans, and (vi) any Early Payment Fee, as applicable, represents a good-faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to any Lender or profits lost by such Lender as a result of any Premium Event.

(e)All Fees shall be paid on the dates due, in immediately available funds, (i) in the case of the Closing Upfront Fees and any Early Payment Fee, to the Administrative Agent for distribution among the Lenders and (ii) in the case of the Administrative Agent Fees, as specified in the Administrative Agent Fee Letter.  Once paid, none of the Closing Upfront Fees, Early Payment Fee or Administrative Agent Fees shall be refundable under any circumstances

SECTION 2.06.Interest on Loans.  (a)  Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days and calculated from the date of such Borrowing to, and excluding, the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)Interest on each Loan shall be payable in cash on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.  The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.  Interest shall accrue from the first day of an Interest Period to the last day of such Interest Period.

SECTION 2.07.Default Interest.  (a) Immediately upon the occurrence and during the continuance of any Event of Default under clause (b), (c), (g) or (h) of Article VII or (b) at the written election of the Required Lenders to the Administrative Agent, upon the occurrence and during the continuance of any other Event of Default, then, in either case to the extent permitted by law, all amounts outstanding under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, (i) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (ii) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

SECTION 2.08.Alternate Rate of Interest; Benchmark Transition Event.

(a)Alternate Rate of Interest Generally.  Except as otherwise provided in Section 2.08(b) below, in the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent (or the Required Lenders) shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent (or the Required Lenders, if applicable) shall, promptly thereafter, give written notice of such determination to the other parties hereto.  Except as otherwise provided in Section 2.08(b) below, in the event of any such determination, until the Administrative Agent (or the Required Lenders, if applicable) shall have advised the other parties hereto that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent or the Required Lenders under this Section shall be conclusive absent manifest error.

(b)Effect of Benchmark Transition Event.

(i)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent, the Required Lenders and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 2.08(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, the Administrative Agent (with the consent of the Required Lenders) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.08(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.08(b).

(iv)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans.  During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the Adjusted LIBO Rate will not be used in any determination of the Alternate Base Rate.

SECTION 2.09.Termination and Reduction of Commitments.  (a)  The Term Loan Commitments shall automatically terminate upon the making of the Term Loans on the Closing Date.

(b)Upon at least three Business Days’ prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments; provided that each partial reduction of the Term Loan Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000.

(c)Each reduction in the Term Loan Commitments shall be made ratably among the Lenders in accordance with their respective applicable Commitments.

SECTION 2.10.Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable written notice to the Administrative Agent in substantially the form of Exhibit H (a) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv)if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi)any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

(vii)upon notice to the Borrower from the Administrative Agent given at the written request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto.  If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall advise the Lenders of any written notice given pursuant to this Section and of each Lender’s portion of any converted or continued Borrowing.  If the Borrower shall not have given notice in accordance with this Section to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued or converted as an ABR Borrowing.

SECTION 2.11.Repayment of Term Borrowings.  To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date together with accrued and unpaid interest on the principal amount to be paid to the date of payment.  All repayments pursuant to this Section shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.Voluntary Prepayment.  (a)  Subject to Section 2.05(c) and Section 2.05(d), the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written notice in the case of Eurodollar Loans, or written notice at least one Business Day prior to the date of prepayment in the case of ABR Loans (in each case, or such shorter period as the Administrative Agent may agree to in its sole discretion), to the office or account of the Administrative Agent before 2:00 p.m., New York City time; provided that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

(b)Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that such notice may be conditioned upon the effectiveness of any transaction for which the proceeds are to be applied to such prepayment (and revoked if such condition is unsatisfied) or the Borrower may extend the prepayment date by not more than five Business Days; provided, further, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension.  All prepayments under this Section shall be subject to Section 2.05(c), Section 2.05(d) and Section 2.16 but otherwise without premium or penalty.  All prepayments under this Section shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

SECTION 2.13.Mandatory Prepayments.  (a)  Not later than the fifth Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale or Casualty Event, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans.

(b)In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans.

(c)The Borrower shall deliver to the Administrative Agent, (i) at the time of each prepayment required under this Section, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days’ prior written notice of such prepayment.  Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid.  All prepayments of Borrowings under this Section shall be subject to Section 2.05(c), Section 2.05(d) and Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(d)Notwithstanding any other provisions of this Section 2.13, to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds specified under this Section 2.13 that are held by a Foreign Subsidiary would have material adverse tax consequences (as determined in good faith by the Borrower in consultation with the Administrative Agent) with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay the Term Loans at the times provided in this Section 2.13 but may be retained by the applicable Foreign Subsidiary; provided that, if at any time such repatriation of such Net Cash Proceeds would not have material adverse tax consequences (as determined in good faith by the Borrower in consultation with the Administrative Agent), then such Net Cash Proceeds will be required to be applied to repay the Term Loans in accordance with this Section 2.13 within five Business Days after such determination.

SECTION 2.14.Reserve Requirements; Change in Circumstances.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)If any Lender shall have determined that any Change in Law affecting such Lender or any lending office of such Lender or such Person’s holding company, if any, regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in clause (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within ten days after its receipt of the same.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender under clause (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period.  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.Change in Legality.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i)such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii)such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in clause (b) below.

In the event any Lender shall exercise its rights under sub-clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.Breakage.  The Borrower shall indemnify each Lender against any actual loss (excluding loss of profit) or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after written notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder.  In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its actual cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.Pro Rata Treatment.  Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Term Loan Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18.Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender).  The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19.Payments.  (a)  The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 2:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Payments received after such time may, in the Administrative Agent’s discretion, be deemed to have been received on the next succeeding Business Day.  Each such payment shall be made to such account as the Administrative Agent may designate.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.  The Borrower shall, at the time it makes any payment under this Agreement, specify to the Administrative Agent the principal amount, fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied, and if the Borrower fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall apply such payment in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of this Agreement.

(b)Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

SECTION 2.20.Taxes.  (a)  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Without duplication of amounts paid pursuant to Sections 2.20(a) and (b), the Loan Parties shall jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d)Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(f) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)(i)  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), 2.20(f)(ii)(B) and 2.20(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest with respect to interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such refund had never been paid.  This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.21.Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.  (a)  In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, or (v) any Lender is a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon written notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligations with respect to the Loans or Commitments that are the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16 and, if applicable, the Early Payment Fee pursuant to Section 2.05(c) (with such assignment being deemed to be a voluntary prepayment for purposes of determining the applicability of Section 2.05(c)), such amount to be payable by the Borrower); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to clause (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall cease to be a Defaulting Lender, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

(b)If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.Defaulting Lenders.  (a)  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting

Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 or 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and each of the Lenders as of the Closing Date and as of the date of each other borrowing of Loans that:

SECTION 3.01.Organization; Powers.  The Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.Authorization.  The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation in any material respects, (B) the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (C) any order of any Governmental Authority or (D) any provision of any material indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such material indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03.Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

SECTION 3.04.Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages (if any) and (c) such as have been made or obtained and are in full force and effect.

SECTION 3.05.Financial Statements.  (a)  The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholder’s equity and cash flows (i) as of and for the fiscal year ended December 31, 2020, audited by and accompanied by the opinion of Deloitte, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2021, certified by its chief financial officer.  Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in all material respects.  Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof.  Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b)The Borrower has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and related pro forma statements of income and cash flows as of and for the period ended March 31, 2021, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the twelve-month period ending on such date.  Such pro forma financial statements have been prepared in good faith by the Borrower, based on assumptions that are believed by the Borrower on the date hereof and on the Closing Date to be reasonable, are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Borrower and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

SECTION 3.06.No Material Adverse Change.  No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2020.

SECTION 3.07.Title to Properties; Possession Under Leases.  (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property (if any)), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.  All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)Each of the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect.  Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.08.Subsidiaries.  Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrower therein.  The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents or otherwise permitted under Section 6.02), in each case as of the Closing Date.

SECTION 3.09.Litigation; Compliance With Laws.  (a)  Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.09 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

(c)None of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.Agreements.  (a)  None of the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)None of the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.Federal Reserve Regulations.  (a)  None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12.Investment Company Act.  None of the Borrower or any Subsidiary is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13.Use of Proceeds.  The Borrower will use the proceeds of the Loans only for the purposes specified in Section 5.08.

SECTION 3.14.Tax Returns.  Each of the Borrower and the Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15.No Material Misstatements.  No information, report, financial statement, exhibit or schedule furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included in writing therein or delivered in writing pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and due care in the preparation of such information, report, financial statement, exhibit or schedule.

SECTION 3.16.Employee Benefit Plans.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) each of the Borrower and, to the knowledge of Borrower, its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to the Plans, (b) no ERISA Event has occurred or is reasonably expected to occur, and (c) with respect to each Foreign Pension Plan, (i) the Borrower is in compliance in all respects with all requirements of law applicable thereto, and (ii) reserves have been established in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with applicable accounting principles in the jurisdiction in which such Foreign Pension Plan is maintained.

SECTION 3.17.Environmental Matters.  (a)  Except as set forth in Schedule 3.17 and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b)Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18.Insurance.  Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date.  As of each such date, such insurance is in full force and effect and all premiums have been duly paid.  The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19.Security Documents.  (a)  The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Administrative Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b)Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the date hereof).

(c)The Mortgages (if any) are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property (if any) thereunder and the proceeds thereof, and when the Mortgages (if any) are filed in the offices specified on Schedule 3.19(c), such Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.20.Location of Real Property and Leased Premises.  (a)  Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof.  The Borrower and the Subsidiaries own in fee as of the Closing Date all the real property set forth on Schedule 3.20(a).

(b)Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof.  The Borrower and the Subsidiaries have as of the Closing Date valid leases in all the real property set forth on Schedule 3.20(b).

SECTION 3.21.Labor Matters.  As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. Except as would not reasonably be expected to result in a Material Adverse Effect, the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except as would not reasonably be expected to result in a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.22.Solvency.  Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.23.Sanctioned Persons.  None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is, or is owned or controlled by Persons that are: (i) the subject of any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or the U.S. Department of State (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject of Sanctions; and the Borrower, the Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and the Subsidiaries, are in compliance with all applicable Sanctions in all material respects.  The Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person (i) to finance any activities or business of or with any Person, or in any country or territory, that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person.

SECTION 3.24.Foreign Corrupt Practices Act.  Each of the Borrower and the Subsidiaries, their respective directors, officers and employees and, to the knowledge of the Loan Parties, their respective agents and any Person acting for or on behalf of the Borrower or any Subsidiary, has complied with, and will comply with, the U.S. Foreign Corrupt Practices Act, as amended from time to time (the “FCPA”), or any other applicable anti-bribery or anti-corruption law, and it and they have not made, offered, promised or authorized, and will not make, offer, promise or authorize, whether directly or indirectly, any payment, of anything of value to a Government Official while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (a) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (b) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (c) securing an improper advantage, in each case in order to obtain, retain or direct business.

SECTION 3.25.Beneficial Ownership Certificate.  The Beneficial Ownership Certificate executed and delivered to the Administrative Agent and the Lenders for the Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, to the best knowledge of the Borrower, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.All Borrowings.  On the date of each Borrowing (other than a conversion or a continuation of a Borrowing):

(a)The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(b)The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

(c)At the time of and immediately after such Borrowing and the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section.

SECTION 4.02.First Borrowing.  On the Closing Date:

(a)The Administrative Agent and the Lenders shall have received, on behalf of itself and the Lenders, a favorable written opinion of Latham & Watkins LLP, counsel for the Loan Parties (i) dated the Closing Date, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to the Loan Documents, the Warrant Documents and the Transactions as the Required Lenders shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

(b)All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and the Administrative Agent.

(c)The Administrative Agent and the Lenders shall have received (i) a copy of the certificate or articles of incorporation (or the equivalent thereof), including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or the equivalent thereof) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions (or the equivalent thereof) duly adopted by the board of directors (or the equivalent thereof) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the

Borrower, the borrowings hereunder, and that such resolutions (or the equivalent thereof) have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or the equivalent thereof) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.

(d)The Administrative Agent and the Lenders shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower (i) confirming compliance with the conditions precedent set forth in clauses (b) and (c) of Section 4.01 and (ii) setting forth computations and other evidence, as applicable, in reasonable detail satisfactory to the Required Lenders of the Unrestricted Cash of the Loan Parties as of the Closing Date (calculated after giving pro forma effect to the Transactions occurring on the Closing Date).

(e)The Administrative Agent and the Lenders shall have received all Fees (including the Closing Upfront Fees and, solely as it related to the Administrative Agent, the Administrative Agent Fees) and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(f)The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date.  The Administrative Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document.

(g)The Administrative Agent and the Lenders shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such Persons, as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Required Lender that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been or will be contemporaneously released or terminated.

(h)[Reserved].

(i)The Administrative Agent and the Lenders shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which (i) shall be reasonably acceptable to the Required Lenders and (ii) except as otherwise agreed by the Required Lenders in their sole discretion, shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Required Lenders.

(j)The Administrative Agent and the Lenders shall have received evidence (reasonably acceptable to the Required Lenders) that, as of the Closing Date and immediately after giving pro forma effect to the Transactions, the Unrestricted Cash shall be equal to at least $15,000,000.

(k)The Borrower shall have delivered a VCOC Letter to any Lenders that has requested such VCOC Letter.

(l)All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released, and the Administrative Agent and the Lenders shall have received reasonably satisfactory evidence thereof.  Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness other than (a) Indebtedness outstanding under this Agreement, and (b) Indebtedness set forth on Schedule 6.01.

(m)The Lenders shall have received the financial statements and opinion referred to in Section 3.05.

(n)The Administrative Agent and the Lenders shall have received a certificate from the chief financial officer of the Borrower certifying that immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan on the Closing Date and after giving effect to the application of the proceeds of each Loan on the Closing Date, (a) the fair value of the assets of the Loan Parties, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

(o)(i) The Warrants shall have been duly executed by the Borrower, shall be in full force and effect on the Closing Date and shall have been issued to the Warrant Investors in accordance with the terms thereof, (ii) each other Warrant Document shall have been duly executed by the Borrower and each other party thereto (if any) and shall be in full force and effect on the Closing Date, (iii) the Borrower has fully complied with or obtained appropriate consents or waivers with respect to any outstanding rights of first refusal, rights of first offer, pre-emptive rights or anti-dilution rights or redemption or repurchase rights with respect to the Warrants (and, if issued, the Equity Interests to be issued thereunder) acquired by the Warrant Investors and (iv) any Equity Interests in the Borrower contemplated by the Warrants shall have been authorized, issued and set-aside by the Borrower in such number as necessary for the future honoring of its obligations under the Warrants.

(p)All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(q)The Administrative Agent and the Lenders shall have received (i) to the extent requested, an executed Beneficial Ownership Certificate and (ii) to the extent requested at least five Business Days prior to the Closing Date, a properly completed and duly executed IRS Form W-9 (or other applicable tax form) from the Borrower and all other documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing (with a copy of any such consent delivered to the Administrative Agent), the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01.Existence; Compliance with Laws; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted by Section 6.05.

(b)(i) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii)  maintain and operate such business in substantially the manner in which it is presently conducted and operated; (iii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and (iv) at all times maintain and preserve all property and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, in each case under this clause (iv), except to the extent that failure to do any of the foregoing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)Comply with all Contractual Obligations and Requirements of Law (including ERISA, the USA PATRIOT Act, OFAC, the FCPA, and all applicable Environmental Laws), except to the extent that failure to comply therewith (other than in the case of the USA PATRIOT Act, OFAC or the FCPA) would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02.Insurance.  (a)  Keep its material insurable properties adequately insured at all times by financially sound and reputable insurers; maintain in all material respects such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and except to the extent any failure to do so would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, maintain such other insurance as may be required by law.

(b)Subject to Section 5.13, cause all such policies covering any Collateral to (in each case, unless otherwise agreed to by the Administrative Agent in its sole discretion) (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (ii) in the case of each casualty insurance policy, contain a loss payable clause or mortgagee endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the loss payee or mortgagee thereunder and (iii) be endorsed or otherwise amended to provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or any other Loan Party under such policies directly to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent; provided that the Borrower shall use commercially reasonable efforts to cause each such policy to provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium upon not less than ten days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (y) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent; provided, further, that the Borrower shall deliver to the Administrative Agent prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c)If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require.

(d)With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than that which is customary for companies in the same or similar businesses operating in the same or similar locations, naming the Administrative Agent as an additional insured, on forms satisfactory to the Administrative Agent.

(e)Notify the Administrative Agent in writing promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any Loan Party; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies.

SECTION 5.03.Obligations and Taxes.  Pay its material Indebtedness and other material obligations promptly and in accordance with their terms in all material respects and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

SECTION 5.04.Financial Statements, Reports, Etc.  In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a)within 120 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not include any qualification or exception as to the scope of such audit other than solely as a result of the upcoming maturity of the Loans or any prospective inability to satisfy the covenants set forth in Section 6.10 on a future date or for a future period, but may contain a going concern qualification) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(b)within 60 days after each fiscal quarter of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to absence of footnotes and normal year-end audit adjustments, together with a customary “management discussion and analysis” provision;

(c)solely prior to a Qualified Public Offering, within 45 days after the end of each fiscal month, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to absence of footnotes and normal year-end audit adjustments;

(d)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit F (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Required Lenders demonstrating compliance with the covenants contained in Section 6.10;

(e)within 75 days after the beginning of each fiscal year of the Borrower (i) a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year, the projected Retail Segment Revenue for such fiscal year and setting forth the assumptions used for purposes of preparing such budget), which budget has been approved by the board of directors of the Borrower (such approved budget, the “Approved Budget”) and (ii) promptly when available, any significant revisions of such Approved Budget;

(f)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g)promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any “management letter” received by the Borrower or such Subsidiary from its certified public accountants and the management’s written response thereto (if any);

(h)promptly after the reasonable request by any Lender all documentation and other information that such Lender needs to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(i)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Notwithstanding anything to the contrary herein, nothing in this Article V shall require the Borrower to provide such information (x) in respect of which disclosure is prohibited by applicable law or any binding confidentiality or non-disclosure arrangement, in each case, so long as such agreement was not entered into in contemplation of this Agreement or of such disclosure or (y) which is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.05.Litigation and Other Notices.  Furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)the filing or commencement of, any threat or notice of intention of any Person to file or commence, or any judgment, ruling, substantive order or settlement with respect to, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that (i) involves any Loan Document or the Transactions or (ii) could reasonably be expected to result in a Material Adverse Effect;

(c)the discovery or Release to the environment of Hazardous Materials or occurrence of violations of Environmental Law, including receipt of claims or notices of potential liability therefor, that in any such case could reasonably be expected to result in losses, expenses, fines or penalties asserted against or payable by the Borrower or any of its Subsidiaries in an aggregate amount that could reasonably be expected to exceed $2,000,000; and

(d)any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06.Information Regarding Collateral; Lender Meetings.  (a) Furnish to the Administrative Agent at least five Business Days’ prior written notice  of any change (i) in any Loan Party’s corporate name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number.  The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Borrower also agrees promptly to notify the Administrative Agent in writing if any material portion of the Collateral is damaged or destroyed.

(b) Upon the request of the Administrative Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter), participate in a meeting with the Administrative Agent and the Lenders (which meetings may be held via teleconference) at such time as may be agreed to by the Borrower, the Administrative Agent (if attending) and the Required Lenders; provided that, from an after a Qualified Public Offering, any public calls held by the Borrower with public investors to which the Borrower has invited the Administrative Agent and the Lenders shall satisfy the Borrower’s obligation to participate in meetings with the Administrative Agent and the Lenders under this Section 5.06(b).

SECTION 5.07.Maintaining Records; Access to Properties and Inspections.  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law, in all material respects, are made of all dealings and transactions in relation to its business and activities.  Each Loan Party will, and will cause each of its subsidiaries to, permit at any reasonable time and upon reasonable notice, any representatives designated by the Administrative Agent or the Lenders to visit and inspect the financial records and the properties of such Person at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or the Lenders to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor; provided that, so long as no Event of Default has occurred and is continuing, (i) such inspection rights may be exercised no more than once per fiscal year and (ii) the Loan Parties shall not be required to pay the costs of more than one such visit and inspection by the Administrative Agent and the Lenders in any fiscal year.

SECTION 5.08.Use of Proceeds.  Use the proceeds of the Loans only (a) to refinance certain of the existing Indebtedness of the Borrower and its Subsidiaries outstanding as of the Closing Date (including under the Existing Credit Agreement), (b) for general corporate and working capital purposes, (c) for Permitted Acquisitions, and (d) to pay the costs and expenses in connection with the Transactions.

SECTION 5.09.Employee Benefits.  (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Pension Plan and (b) furnish to the Administrative Agent as soon as reasonably practicable after, and in any event within ten days after any responsible officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event would reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $2,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

SECTION 5.10.Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material permits necessary for its operations and properties under Environmental Laws; and conduct in accordance with Environmental Laws any remedial action agreed to be undertaken by the Borrower or any of its Subsidiaries, or otherwise required to be undertaken pursuant to Environmental Law; provided that neither the Borrower nor any of its Subsidiaries shall be required to undertake any remedial action required by Environmental Laws to the extent that (i) its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (ii) failure to take such remedial action would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11.Preparation of Environmental Reports.  If a Default or Event of Default  caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 30 days without the Borrower or any of its Subsidiaries commencing activities reasonably likely to cure such Default or Event of Default, at the written request of the Required Lenders, provide to the Lenders within 60 days after such request, at the expense of the Loan Parties, an environmental site assessment report regarding the matters which are the subject of such Default or Event of Default, as applicable, prepared by an environmental consulting firm reasonably acceptable to the Required Lenders and reviewing the basis for or origin of any such Default or Event of Default, as applicable, including any violations of Environmental Law or the presence or absence of Hazardous Materials, and describing recommended corrective actions to be taken to remedy such Default or Event of Default, as applicable, including the estimated cost of any compliance or remedial action required to correct such Default or Event of Default, as applicable.  At the written request of the Required Lenders, the Loan Parties shall commence such recommended corrective actions using methods and personnel reasonably acceptable to the Required Lenders and shall diligently pursue such corrective actions until the basis for the Default or Event of Default, as applicable, is cured.

SECTION 5.12.Further Assurances.  (a)  Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

(b)The Borrower will cause (i) any subsequently acquired or organized Subsidiary, including (after the consummation of the deSPAC Transaction), the Subsidiaries of the SPAC (other than any Excluded Subsidiary) and (ii) any Immaterial Subsidiary that is designated as no longer an Immaterial Subsidiary (in accordance with the definition thereof) to become a Loan Party by executing the Guarantee and Collateral Agreement (or a joinder thereto) and each applicable Security Document in favor of the Administrative Agent, in each case, within 30 days after such acquisition, formation or designation (or such longer period as may be agreed by the Required Lenders).  In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Subsidiaries (other than any Excluded Subsidiary), including real and other properties acquired subsequent to the Closing Date); provided that notwithstanding anything else in any Loan Document, in no event will any Loan Party be required to pledge or offer security in any Excluded Assets.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Required Lenders shall reasonably request to evidence compliance with this Section.  The Borrower agrees to provide such evidence as the Administrative Agent or the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.  In furtherance of the foregoing, the Borrower will give prompt written notice to the Administrative Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of $1,000,000.

SECTION 5.13.Post-Closing Requirements.  The Borrower shall, and shall cause each other Loan Party to, satisfy the requirements set forth on Schedule 5.13 in the time periods set forth in said Schedule.  The parties acknowledge and agree that notwithstanding anything herein to the contrary, all conditions, representations, warranties and covenants of the Loan Documents with respect to the taking of such actions are qualified by the noncompletion of such actions until such time as they are completed or required to be completed in accordance with this Section 5.13.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing (with a copy of any such consent delivered to the Administrative Agent), the Borrower will not, nor will it cause or permit any of the Subsidiaries to:

SECTION 6.01.Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)Indebtedness existing on the date hereof and set forth in Schedule 6.01(a) and any extensions, renewals or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;

(b)Indebtedness created hereunder and under the other Loan Documents;

(c)intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(d) so long as such Indebtedness (if incurred by a Loan Party) is subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section, when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(e) shall not exceed $10,000,000 at any time outstanding;

(e)Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $10,000,000 at any time outstanding;

(f)Indebtedness (i) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in connection with workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance, unemployment insurance or other social security legislation, in each case incurred in the ordinary course of business or (ii) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons, in each case, issued or incurred in the ordinary course of business;

(g)Indebtedness of any Person that becomes a Subsidiary after the date hereof (including pursuant to any Permitted Acquisition); provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (iii) the aggregate principal amount of Indebtedness permitted by this Section shall not exceed $2,500,000 at any time outstanding;

(h)Indebtedness in respect of Hedging Agreements incurred in the ordinary course of business and not for speculative purposes;

(i)Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price, earnouts, other contingent consideration obligations and other deferred purchase price or similar obligations, in each case, incurred in connection with any Permitted Acquisition, in an aggregate principal amount not exceeding $2,500,000 at any time outstanding;

(j)the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in the ordinary course of business;

(k)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(l)the incurrence of Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business in connection with ordinary banking arrangements to manage cash balances of the Borrower and the Subsidiaries;

(m)Indebtedness incurred in connection with bankers’ acceptances, discounted bills of exchange or the discounting of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s-length commercial terms;

(n)guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, lessors, licensees, sublicensees and distribution partners;

(o)Subordinated Debt;

(p)letters of credit (including reimbursement obligations for drawn and undrawn letters of credit) issued in the ordinary course of business and in an aggregate amount not exceeding $5,000,000;

(q)Indebtedness in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, credit card processing and other cash management arrangements), in each case, incurred in the ordinary course of business;

(r)the discounting or factoring of receivables for credit management purposes, in each case, so long as on reasonable and customary terms, including an advance rate of at least 95%;

(s)Permitted Convertible Notes;

(t)Indebtedness in respect of the Permitted Call Spread Agreements; and

(u)other unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $3,000,000 at any time outstanding.

SECTION 6.02.Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02(a) and any renewals or extensions thereof; provided that the property covered thereby is not increased and any renewal or extension of the Indebtedness (if any) secured or benefited thereby is permitted by Section 6.01;

(b)any Lien created under the Loan Documents;

(c)any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d)Liens for taxes not yet due or which are being contested in compliance with Section 5.03 or which secure taxes of less than $500,000 individually and $1,000,000 in aggregate;

(e)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

(f)pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance, health, disability or employee benefits or other social security laws or similar legislation or regulations;

(g)pledges and deposits made in connection with the performance of bids, tenders, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, performance bonds and other obligations of a like nature, in each case, incurred in the ordinary course of business;

(h)zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(i)purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary or in respect of any Capital Lease Obligations; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary other than any proceeds thereof;

(j)judgment Liens securing judgments not constituting an Event of Default under Article VII;

(k)Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in each case, in the ordinary course of business;

(l)leases, subleases, licenses or sublicenses (other than exclusive licenses or sublicenses of Intellectual Property) that neither (i) materially interfere with the business of the Borrower and its Subsidiaries nor (ii) secure any Indebtedness;

(m)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases, consignments or accounts entered into by the Borrower and the Subsidiaries in the ordinary course of business;

(n)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(o)Liens arising out of conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business;

(p)Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks or other deposit-taking financial institutions or other electronic payment service providers and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business;

(q)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(r)Liens securing Indebtedness permitted under Sections 6.01(f) and 6.1(p);

(s)Liens arising in the ordinary course of business (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (ii) in favor of a banking institution encumbering deposits (including brokers’ Liens, bankers’ Liens, rights of set-off and other similar Liens) that are customary in the banking industry;

(t)Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in a Permitted Acquisition to be applied against the purchase price for such Permitted Acquisition or otherwise in connection with any escrow arrangements with respect to any such Permitted Acquisition (including any letter of intent or purchase agreement with respect to such Permitted Acquisition) or (ii) consisting of an  agreement to dispose of any property in an Asset Sale permitted under Section 6.05(b), in each case, solely to the extent such Permitted Acquisition or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien; and

(u)other Liens securing liabilities hereunder in an aggregate amount not to exceed $2,500,000 at any time outstanding.

SECTION 6.03.Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred except (a) if the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04.Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

(a)(i) investments by the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by the Borrower and the Subsidiaries in the Borrower and the Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary that is a CFC referred to therein) and (B) the aggregate amount of investments made after the Closing Date by Loan Parties in, and loans and advances made after the Closing Date by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed $2,000,000 at any time outstanding;

(b)Permitted Investments;

(c)Investments existing on the date hereof and set forth in Schedule 6.04(c) and any modifications, renewals or extensions thereof, but not any increase in the amount thereof as set forth in such Schedule 6.04(c) except to the extent that (i) the Borrower and the Subsidiaries are obligated to make such increased investment as of the Closing Date and (ii) such obligations are set forth on Schedule 6.04(c);

(d)loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) such loans and advances shall be unsecured and (if owing by a Loan Party) subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(e)investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(f)the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

(g)the Borrower and the Subsidiaries may enter into (i) Hedging Agreements permitted under Section 6.01(h) and (ii) Hedging Agreements that are entered into in the ordinary course of business and are not speculative in nature;

(h)cash and non-cash investments in Joint Ventures; provided that such investments do not exceed $2,500,000 in the aggregate;

(i)the Borrower or any Subsidiary may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person or, if such Person (1) is not an Excluded Subsidiary and (2) becomes a Loan Party, a majority of the Equity Interests of such Person (each such Person referred to herein as the “Acquired Entity”); provided that (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Borrower or any Subsidiary; (ii) the Borrower and its Subsidiaries (including any Acquired Entity) shall be in compliance with Section 6.08 after giving effect to such acquisition; and (iii) at the time of such transaction (A) both before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (B) the Borrower would be in compliance with the covenants set forth in Section 6.10 as of the most recently completed period of four consecutive fiscal quarters ending prior to such transaction for which the financial statements and certificates required by Section 5.04(a) or 5.04(b), as the case may be, and 5.04(d) have been delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section occurring after such period) as if such transaction had occurred as of the first day of such period; (C) the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall not in the aggregate exceed (x) prior to the consummation of the deSPAC Transaction, $5,000,000 and (y) from and after the consummation of the deSPAC Transaction, $10,000,000; (D) the Borrower shall have delivered a certificate of a Financial Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance satisfactory to the Administrative Agent and (E) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section being referred to herein as a “Permitted Acquisition”);

(j)extensions of trade credit or prepayments to suppliers or loans or advances made to distributors, in each case, in the ordinary course of business;

(k)investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits, in each case, entered into in the ordinary course of business;

(l)to the extent constituting investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or non-exclusive licenses or leases of Intellectual Property, in each case, in the ordinary course of business;

(m)investments resulting from pledges and deposits permitted pursuant to Section 6.02;

(n)any investment in securities or other assets not constituting cash or Permitted Investments and received in connection with an Asset Sale made in accordance with Section 6.05(b);

(o)the Borrower may enter into (and make payments of premiums in connection with), and perform its obligations under, Permitted Call Spread Agreements in accordance with their terms; and

(p)in addition to investments permitted by clauses (a) through (k) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this clause (l) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $3,000,000 in the aggregate.

SECTION 6.05.Mergers, Consolidations, Sales of Assets and Acquisitions; Intellectual Property.  (a)  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower and the Subsidiaries, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any Wholly Owned Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any Wholly Owned Subsidiary of the Borrower may merge into or consolidate with any other Wholly Owned Subsidiary of the Borrower in a transaction in which the surviving entity is a Wholly Owned Subsidiary of the Borrower and no Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party), (C) after the consummation of the deSPAC Transaction (x) any Wholly Owned Subsidiary of the SPAC (other than the Borrower) may merge into the SPAC in a transaction in which the SPAC is the surviving corporation and (y) any Wholly Owned Subsidiary of the SPAC (other than the Borrower) may merge into or consolidate with any other Wholly Owned Subsidiary of the SPAC (other than the Borrower) in a transaction in which the surviving entity is a Wholly Owned Subsidiary of SPAC and no Person other than the SPAC or a Wholly Owned Subsidiary of the SPAC receives any consideration (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party), (D) the Borrower and the Subsidiaries may make Permitted Acquisitions and other acquisitions expressly permitted under Section 6.04, and (E) the Borrower and the Subsidiaries may enter into and consummate the deSPAC Transaction, and notwithstanding anything to the contrary contained herein, the deSPAC Transaction shall not constitute a Change in Control; provided that, on the date on which the deSPAC Transaction is consummated, (x) SPAC Merger Sub II shall have executed the Joinder Agreement, become the borrower hereunder, become a party to the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Administrative Agent and otherwise complied with the requirements of Section 9.21 and (y) the SPAC shall have executed the Joinder Agreement, guaranteed the Obligations, provided a security interest in its assets (including the Equity Interests issued by SPAC Merger Sub II, but other than the Excluded Assets), become a party to the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Administrative Agent and otherwise complied with the requirements of Section 9.21.

(b)Make any Asset Sale otherwise permitted under clause (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash and Permitted Investments and (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of.

(c)Permit any of the Intellectual Property that is material to the operation of the business of the Borrower or any of the Subsidiaries, whether now owned or hereafter acquired, to be owned, held or exclusively licensed by any Person other than a Loan Party.

SECTION 6.06.Restricted Payments; Restrictive Agreements.  (a)  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so, except:

(i)any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;

(ii)so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase its Equity Interests (or the Equity Interests of any parent company thereof) owned by employees of the Borrower (or any parent company thereof) or the Subsidiaries or make payments to employees of the Borrower (or any parent company thereof) or the Subsidiaries in connection with the exercise or vesting of stock options, stock appreciation rights, restricted stock units, restricted stock or similar equity incentives or equity based incentives or in connection with the death, termination or disability of such employees in an aggregate amount not to exceed $1,000,000 in any fiscal year;

(iii)the Borrower and the Subsidiaries may make Restricted Payments, the proceeds of which will be used to pay operating costs and expenses of a parent entity incurred in the ordinary course of business that are solely attributable to the operations of the Borrower and its Subsidiaries;

(iv)the Borrower and the Subsidiaries may declare and make dividend payments or other distributions to its parents, in each case, payable solely in the Equity Interests of such Person that are not Disqualified Stock;

(v)the Borrower may purchase, redeem or otherwise acquire shares of its Equity Interests or its parents (in each case, other than Disqualified Stock) or warrants or options to acquire any such shares, in each case, with the proceeds received from the substantially concurrent issue of new shares of its Equity Interests (other than Disqualified Stock);

(vi)the Borrower may enter into Permitted Call Spread Agreements and deliver shares of common stock of the Borrower, pay or deliver cash, or any combination thereof, in connection with the settlement, unwinding or termination of Permitted Call Spread Agreements;

(vii)the Borrower and the Subsidiaries may make the Tax Distributions; and

(viii)Restricted Payments may be made to pay in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of the Borrower.

(b)Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law, regulation or order of any Governmental Authority or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) the foregoing shall not apply to restrictions and conditions imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (E) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (F) the foregoing shall not apply to any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower and such agreement does not extend to the Borrower or any other Subsidiary, (G) sub-clause (i) of the foregoing shall not apply to restrictions in documents governing secured Indebtedness expressly permitted by this Agreement, (H) the foregoing shall not apply to restrictions and conditions imposed under the terms of any agreement entered into in connection with any Receivables Program; provided that such restrictions and conditions apply only to a Receivables Subsidiary and (I) the foregoing shall not apply to customary provisions in Joint Venture agreements and other similar agreements applicable to Joint Ventures permitted hereunder, applicable solely to the applicable Joint Venture and entered into in the ordinary course of business.

SECTION 6.07.Transactions With Affiliates.  Except for (a) transactions between or among Loan Parties, (b) transactions between or among Subsidiaries of the Borrower that are not Loan Parties, (c) transactions between or among Loan Parties, on the one hand, and Subsidiaries of the Borrower that are not Loan Parties, on the other hand, in each case relating to the Loan Parties’ management and ownership of such Subsidiaries that are not Loan Parties in the ordinary course of business, (d) the disposition of Receivables pursuant to a Receivables Program, and (e) any transaction of any kind involving aggregate consideration no greater than $500,000 individually and $1,000,000 in aggregate during any fiscal year, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may (i) engage in any transaction otherwise expressly permitted under Article VI, in each case, to the extent such transaction is permitted by Article VI to be engaged with an Affiliate; (ii) engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties and (iii) pay compensation or any employee benefit allowance paid or provided to officers, directors and employees for actual services rendered to the Borrower (including severance) and its Subsidiaries, including the maintenance of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans and indemnification of officers, directors and employees, in each case, in the ordinary course of business.

SECTION 6.08.Business of the SPAC, Borrower and Subsidiaries.  (a) With respect to the SPAC, from and after the consummation of the deSPAC Transaction, (i) engage in any business activities other than (A) those that are incidental or reasonably related to maintenance of its corporate existence (including the performance of its obligations under its organizational documents and the maintenance of insurance), (B) those that are incidental or reasonably related to its existence as a public company (including the engagement of auditors and the issuance of Equity Interests), (C) those that are incidental or reasonably related to its ownership of the Equity Interests of the Borrower (including the employment of directors, officers and employees relating thereto and the making of capital contributions to the Borrower), and (D) performance of its obligations under the SPAC Acquisition Agreement and those activities that are incidental or reasonably related thereto, or (ii) have any assets or liabilities other than (A) those assets and liabilities that are incidental or reasonably related to its ownership of the Equity Interests of the Borrower (including cash, cash equivalents, and immaterial assets), (B) its obligations under the Loan Documents and liabilities incidental or reasonably related thereto, (C) its obligations and liabilities under the SPAC Acquisition Agreement and liabilities incidental or reasonably related thereto, (D) assets and liabilities incidental or reasonably related to its existence as a public company, and (E) assets and liabilities that are obtained or incurred in connection with the business activities permitted under Section 6.08(a)(i).

(b)With respect to the Borrower and its Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto and reasonable extensions thereof.

SECTION 6.09.Other Indebtedness and Agreements.  (a)  Permit any waiver, supplement, modification, amendment, termination or release of (i) any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Borrower, any of the Subsidiaries or the Lenders in any material respect, or (ii) (x) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents or (y) any SPAC Document, in each case to the extent any such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

(b)Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Junior Debt, except:

(i)refinancing of Junior Debt not prohibited by Section 6.01;

(ii)the payment of Junior Debt in a manner permitted under the terms of the intercreditor or subordination agreement (if any) with the Administrative Agent applicable thereto;

(iii)the payment of secured Junior Debt permitted hereunder that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Junior Debt; and

(iv)(x) any conversion of Permitted Convertible Notes solely into common stock of the Borrower or its parent (together with cash in lieu of the issuance of any fractional share of stock) and (y) so long as all of the Obligations (other than contingent obligations for which no claim has been asserted) have been paid in full in cash prior (and as a condition precedent) thereto, any other redemption, repurchase, exchange, conversion or settlement with respect to any Permitted Convertible Notes.

SECTION 6.10.Financial Covenants.

(a)Minimum Revenue.  Permit, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending September 30, 2021), the Retail Segment Revenue for the period of four consecutive fiscal quarters ending on such day, to be less than [***]% of the projected Retail Segment Revenue set forth in Schedule 6.10(a) for such period.

(b)Minimum Gross Margin.  Permit, as of the last day of any fiscal quarter (commencing with the fiscal quarter ending September 30, 2021), the Retail Segment Gross Margins for the period of four consecutive fiscal quarters ending on such day, to be less than [***]%.

(c)Minimum Liquidity.  Permit the Unrestricted Cash of the Loan Parties to be less than $[***] at any time.

SECTION 6.11.Fiscal Year.  With respect to the Borrower, change its fiscal year-end to a date other than December 31.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a)any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)default shall be made in the due observance or performance (i) by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08 or 5.13 or in Article VI or (ii) from and after the consummation of the deSPAC Transaction, by the SPAC of any covenant, condition or agreement contained in Section 6.08(a);

(e)default shall be made in the due observance or performance by the Borrower or any Subsidiary (or, from and after the consummation of the deSPAC Transaction, by the SPAC) of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days (or (x) 15 days with respect to any default of the obligations set forth in Section 5.02 and (y) five Business Days with respect to any default of the obligations set forth in Section 5.04(a), 5.04(b), 5.04(c) or 5.04(d)) after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the written request of any Lender) or (ii) knowledge thereof of the Borrower;

(f)(i)   the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs that results in any Material Indebtedness of the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this sub-clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (y) any conversion of Permitted Convertible Notes solely into common stock of the Borrower or its parent (together with cash in lieu of the issuance of any fractional share of stock) or (z) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Agreement in accordance with the terms thereof where neither the Borrower nor any of its Subsidiaries is the “defaulting party” (or substantially equivalent term) under the terms of such Permitted Call Spread Agreement;

(g)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC, or of a substantial part of the property or assets of the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC or for a substantial part of the property or assets of the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC or (iii) the winding-up or liquidation of the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC or for a substantial  part of the property or assets of the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or, from and after the consummation of the deSPAC Transaction, the SPAC, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)one or more judgments shall be rendered against the Borrower, any Subsidiary, from and after the consummation of the deSPAC Transaction, the SPAC or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, any Subsidiary or, from and after the consummation of the deSPAC Transaction, the SPAC to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $2,000,000 or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j)an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect;

(k)any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l)any security interest in any material portion of the Collateral purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby; or

(m)there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon, any unpaid accrued fees, any Early Payment Fee and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees, any Early Payment Fee and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent; Etc.

SECTION 8.01.Appointment and Authorization.  Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document.  Each Lender hereby acknowledges and agrees that the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents.  The Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The permissive authorizations, entitlements, powers and rights (including the right to request that the Borrower take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Administrative Agent herein shall not be construed as duties.  The Administrative Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held un-invested pending distribution thereof.  Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Administrative Agent herein shall apply to any document entered into by the Administrative Agent in connection with its role as Administrative Agent under the Loan Documents.

SECTION 8.02.Delegation of Duties.  The Administrative Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the supervision, negligence or misconduct of any agent or attorney in fact that it selects with due care.  Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Administrative Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

SECTION 8.03.Default; Collateral.  (a)  Upon the occurrence and continuance of a Default or an Event of Default, the Lenders agree that Required Lenders shall have the sole right to determine a course of action for the enforcement of the rights of the Lenders, and the Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent shall have received written instructions from the Required Lenders.  All rights of action under the Loan Documents and all rights to the Collateral, if any, hereunder may be enforced by the Administrative Agent (at the written direction of the Required Lenders) and any suit or proceeding instituted by the Administrative Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent without the necessity of joining as plaintiffs or defendants any Lender, and the recovery of any judgment shall be for the benefit of the Lenders subject to the fees, expenses and other amounts payable to the Administrative Agent.  In actions with respect to any Collateral or other property or assets of the Borrower or any of its Subsidiaries, the Administrative Agent is acting for the benefit of each Lender.  Any and all agreements to subordinate (whether made heretofore or hereafter) other Indebtedness or obligations of the Loan Parties to the Loans or the Obligations shall be construed as being for the benefit of each Lender.

(b)Each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents to which it is a party on the date hereof on behalf of and for the benefit of the Lenders.

(c)Except to the extent that the consent of such Lender is required under Section 9.08, each Lender agrees that any action taken by the Administrative Agent or the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Administrative Agent or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of the Lenders.

(d)The Administrative Agent is hereby authorized (but not obligated) on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any property, Collateral or Loan Documents which may be necessary to create, perfect and maintain perfected Liens upon the Collateral and the properties granted pursuant to the Loan Documents.

(e)The Administrative Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the Administrative Agent in any of the Loan Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THE LOAN OR ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT RELATED THERETO, THE ADMINISTRATIVE AGENT AND ITS RELATED PARTIES SHALL NOT HAVE ANY DUTY OR LIABILITY WHATSOEVER WITH RESPECT TO ANY LOAN OR THE LOAN DOCUMENTS TO ANY PERSON IN THE ABSENCE OF ITS OWN GROSS

NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT; provided that, no action taken or not taken in accordance with the direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary) shall be deemed to constitute gross negligence or willful misconduct of the Administrative Agent.  Notwithstanding anything contained in the Loan Documents or otherwise to the contrary, the Administrative Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Loan Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(f)The Lenders hereby irrevocably authorize the Administrative Agent to release any Lien granted to or held by the Administrative Agent upon any Collateral:  (i) upon the payment in full of the Obligations (other than contingent obligations for which no claim has been asserted) and termination of the Commitments; (ii) constituting property being sold or disposed of to a Person that is not a Loan Party if any Loan Party certifies in an officer’s certificate of such Loan Party to the Administrative Agent, in a form acceptable to the Administrative Agent, that the sale or disposition is permitted under this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under the Loan Documents or is about to expire and which has not been, and is not intended by the Loan Parties to be, renewed; or (v) consisting of an instrument or other possessory loan evidencing Indebtedness or other obligations pledged to the Administrative Agent (for the benefit of the Lenders), if the Indebtedness or obligations evidenced thereby has been paid in full or otherwise superseded.  In addition, the Lenders irrevocably authorize the Administrative Agent to release Liens upon the Collateral as otherwise contemplated herein and in the other Loan Documents if approved and authorized by the Lenders in accordance with Section 9.08.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority, and will direct the Administrative Agent, to release particular types or items of the Collateral pursuant to this Section and the Administrative Agent shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Lenders.  In the absence of such authorization, the Administrative Agent shall be entitled to refrain from granting any release under this Section.

(g)In furtherance of the authorizations set forth in this Section, each Lender hereby irrevocably appoints the Administrative Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender (i) to enter into Loan Documents, (ii) to take action with respect to the Collateral and Loan Documents to create, perfect, maintain and preserve the Administrative Agent’s Liens therein, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Loan or to release any Guarantor to the extent authorized herein or in the other Loan Documents.  This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s power, as attorney, relative to the matters described in this Section.  The powers and authorities herein conferred on the Administrative Agent may be exercised by the Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Administrative Agent (or any Person acting on behalf of the Administrative Agent pursuant to a valid power of attorney).  The power of attorney conferred by this Section to the Administrative Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Loan under the Loan Documents.

SECTION 8.04.Liability of Administrative Agent.

(a)Neither the Administrative Agent nor any of its Related Parties shall:

(i)BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT), or

(ii)be responsible in any manner to any Lender or any other Person for any recital, statement, representation or warranty made by the Borrower, any Guarantor or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of the Borrower, any Guarantor or any other party to any Loan Document to perform its obligations hereunder or thereunder.  The Administrative Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any of its Subsidiaries, any Guarantor or any Affiliate thereof.

(b)The Administrative Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.  In no event shall the Administrative Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Administrative Agent has been advised of the possibility of such damages and regardless of the form of action.  The Administrative Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts may include acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters.

(c)Notwithstanding any other provision of this Agreement or the other Loan Documents, the Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, to give such request or direction hereunder).  The Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing.  The Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law.

SECTION 8.05.Reliance by Administrative Agent.

(a)The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile, e-mail or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  Delivery of reports, documents and other information to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein.  Information contained in notices, reports or other documents delivered to the Administrative Agent and other publicly available information shall not constitute actual or constructive knowledge.  Knowledge of or notices or other documents delivered to the Administrative Agent in any capacity shall not constitute knowledge of or delivery to the Administrative Agent in any other capacity under the Loan Documents or to any affiliate or other division of the Administrative Agent.

(b)Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, before taking or omitting any action to be taken or omitted by the Administrative Agent under the terms of this Agreement and the other Loan Documents, the Administrative Agent may seek the written direction of the Lenders (which written direction may be in the form of an e-mail), and the Administrative Agent is entitled to rely (and is fully protected in so relying) upon such direction.  If the Administrative Agent requests such direction with respect to any action, the Administrative Agent shall be entitled to refrain from such action unless and until the Administrative Agent has received such direction, and the Administrative Agent does not incur liability to any Person by reason of so refraining.  In the absence of an express statement in the Loan Documents regarding which Lenders shall direct in any circumstance, the direction of the Required Lenders shall apply and be sufficient for all purposes.  If the Administrative Agent so requests, it must first be indemnified to its satisfaction by the Lenders against any and all fees, losses, liabilities and expenses which may be incurred by the Administrative  Agent by reason of taking or continuing to take, or omitting, any action directed by any Lender.  Any provision of this Agreement or the other Loan Documents authorizing the Administrative Agent to take any action does not obligate the Administrative Agent to take such action.

(c)Each Lender that has funded its pro rata share of the Loans shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter sent by the Borrower or the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.  In determining compliance with any condition hereunder or under the other Loan Documents to the closing of this Agreement, the making of a Loan or any disbursement or any withdrawal from any account, the Administrative Agent may presume that such condition is satisfactory to each Lender unless the Administrative Agent has received written notice to the contrary from such Lender prior to the closing, the making of such Loan, any such disbursement or any such withdrawal.

(d)The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Administrative Agent in good faith thereon.

(e)If at any time the Administrative Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Administrative Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Administrative Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Administrative Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(f)In connection with the delivery of any information to the Administrative Agent by any other Person to be used in connection with the preparation or distribution of calculations or reports, the Administrative Agent is entitled to conclusively rely on the accuracy of any such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information.

(g)If the Administrative Agent shall reasonably require any information to perform its duties under the Loan Documents, the Borrower shall, to the extent it has such information, provide such information promptly upon request.

(h)Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Loan Documents, the Administrative Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(i)Not less than four Business Days (or such shorter period as may be agreed to by the Administrative Agent) prior to any payment, distribution or transfer of funds by the Administrative Agent to any Person under the Loan Documents, the payee shall provide to the Administrative Agent such documentation and information as may be requested by the Administrative Agent (unless such Person has previously provided the documentation or information, and so long as such documentation or information remain accurate and true).  The Administrative Agent shall not have any duty, obligation or liability to make any payment to any Person unless it has timely received such documentation and information with respect to such Person, which documentation and information shall be reasonably satisfactory to the Administrative Agent.

(j)The Administrative Agent shall not be liable for any loss, including any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the terms of the Loan Documents.

(k)The Administrative Agent shall act as the withholding agent under this Agreement with respect to U.S. withholding only (and in no event shall the Administrative Agent have any duty, obligation or liability with respect to the withholding laws or requirements of any other country).  The Administrative Agent shall have the right to withhold amounts from any payments under the Loan Documents as are determined in the good faith discretion of the Administrative Agent to be required to comply with applicable law.  The Borrower and the Lenders, as applicable, shall provide to the Administrative Agent any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Administrative Agent as may be necessary to (i) determine the nature of the income and whether any tax or withholding obligations apply, (ii) reduce or eliminate the imposition of U.S. withholding taxes and (iii) permit the Administrative Agent to fulfill its tax reporting obligations under applicable law with respect to this Agreement or any amounts paid to the Lenders.  The Administrative Agent, both in its individual capacity and in its capacity as Administrative Agent, shall have no liability to the Borrower, the Lenders or any other Person in connection with any tax withholding amounts paid or withheld pursuant to applicable law arising from the Borrower’s or a Lender’s failure, as applicable, to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this Agreement.  In the event any IRS form, certification or other documentation expires or becomes obsolete or inaccurate in any respect, the Borrower or any Lender shall promptly provide to the Administrative Agent an updated version of such form, certificate or other documentation or promptly notify the Administrative Agent in writing of its legal inability to do so.

(l)The Lenders and any transferees or assignees after the Closing Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

SECTION 8.06.Notice of Default.  The Administrative Agent shall be deemed not to have knowledge or notice of the occurrence of any Default or Event of Default unless a Responsible Officer of the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and conspicuously marked as a “notice of default”.  The Administrative Agent shall promptly notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in writing.

SECTION 8.07.Credit Decision; Disclosure of Information by Administrative Agent.  Each Lender acknowledges that neither the Administrative Agent nor any Related Party of the Administrative Agent has made any representation or warranty to it, and that no act by the Administrative Agent or any Related Party thereof shall be deemed to constitute any representation or warranty by the Administrative Agent or such Related Party to any Lender as to any matter, including whether the Administrative Agent or the Related Parties thereof have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any Related Party thereof made its own appraisal of, and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any Related Party thereof and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any Related Party thereof.

SECTION 8.08.Administrative Agent in Its Individual Capacity.  The Administrative Agent and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the parent entities of the Borrower and its Affiliates as though such Person were not the Administrative Agent and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.  To the extent the Administrative Agent makes any portion of the Loans hereunder, the terms “Lender” and “Lenders” include the Administrative Agent in its individual capacity as such, and the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent.

SECTION 8.09.Successor Agent.  The Administrative Agent may resign at any time upon 30 days’ notice to the Lenders with a written copy of such notice to the Borrower.  If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint a successor agent, subject to the consent of the Borrower (other than during the continuance of any Event of Default).  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the Loan Documents and the term “Administrative Agent” shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated.  After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.05 shall inure to the benefit of such retiring Administrative Agent, its sub-agents or attorneys in fact and such Administrative Agent’s Related Parties as to any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was the Administrative Agent under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent by the date which is 30 days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that in the case of any security held by the Administrative Agent on behalf of the Lenders under the Loan Documents, the retiring Administrative Agent shall continue to hold such security in a custodial capacity only as gratuitous bailee until such time as a successor agent is appointed or deposit such security with a court of competent jurisdiction (at the expense of Lenders).  Any Person into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any Person succeeding to the business of the Administrative Agent shall be the successor of the Administrative Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

SECTION 8.10.Proof of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)at the written direction of the Required Lenders, to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent pursuant to the terms of the Loan Documents) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, receiver-manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent pursuant to the Loan Documents.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.11.Modifications to Article VIII.  The Borrower, the Administrative Agent and each Lender acknowledge and agree that, except as otherwise expressly set forth, the provisions of this Article VIII solely govern the relationship among the Lenders and the Administrative Agent and do not alter or otherwise modify the provisions of this Agreement applicable to the Borrower or the other Loan Parties or otherwise apply to the Borrower or the other Loan Parties.  The provisions of this Article VIII may be modified without the Borrower’s or any Loan Party’s consent, but with notice thereafter to the Borrower, so long as such modifications do not alter any of the Borrower’s rights or obligations under this Agreement or any of the other Loan Documents or otherwise alter the economic terms of the Loan or the Loan Documents in any manner.

SECTION 8.12.Discretionary Acts and Solicitation of Lender Consent.  Notwithstanding anything else to the contrary herein or in the other Loan Documents, whenever reference is made in this Agreement or any other Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Administrative Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Administrative Agent, it is understood that the Administrative Agent shall be acting at the direction of the Lenders and shall be fully protected in acting pursuant to such directions.

SECTION 8.13.Erroneous Payments.

(a)Each Lender hereby agrees that if the Administrative Agent notifies such Lender (any such Lender or other recipient, a “Payment Recipient”) in writing that the Administrative Agent has determined in its reasonable discretion that the Administrative Agent or its Affiliates mistakenly transmitted funds to such Payment Recipient (as a result of a clerical, mechanical or technological error, whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands in writing the return of such Erroneous Payment (or a portion thereof), such Payment Recipient shall make commercially reasonable efforts to promptly return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a written demand was made, in same day funds (in the currency so received).  A notice from the Administrative Agent to any Lender under this Section 8.13(a) shall set forth the facts and circumstances resulting in such Erroneous Payment; provided that the Administrative Agent shall not make any demand under this Section 8.13(a) unless the notice described herein is delivered within 90 days after the making of the applicable Erroneous Payment.

(b)Each Payment Recipient hereby authorizes the Administrative Agent to set off, net and apply any amounts at any time owing to such Payment Recipient under any Loan Document against any amount due to the Administrative Agent under the immediately preceding clause (a).

(c)The Borrower and each other Loan Party hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient (and without limiting the Administrative Agent’s rights and remedies under this Section 8.13), the Administrative Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.  If the amount of any Erroneous Payment is subsequently recovered by the Administrative Agent or its Affiliates, the Administrative Agent or such Affiliate shall return to the applicable Payment Recipient either (x) the Loans acquired pursuant to this clause (c), or (y) if applicable, the proceeds of such Loans.

(d)In addition to any rights and remedies of the Administrative Agent provided by law, the Administrative Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 8.13 and which has not been returned to the Administrative Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or any Affiliate, branch or agency thereof to or for the credit or the account of such Lender.  The Administrative Agent agrees to promptly notify the Lender after any such setoff and application made by the Administrative Agent; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(e)Each party’s obligations under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01.Notices; Electronic Communications.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by e-mail, as follows:

(a)if to the Borrower, to it at:

Giddy Inc. d/b/a Boxed

451 Broadway, Second Floor

New York, NY 10013

Attention: General Counsel

E-mail: legal@boxed.com

(b)if to the Administrative Agent, to it at:

Alter Domus (US) LLC

[***]

E-mail: [***] and [***] and [***]

Telephone: [***]

With a copy to (which shall not constitute notice):

Holland & Knight LLP

[***]

E-mail: [***]

Telephone: [***]

(c)if to a Lender, to it at its address (or e-mail address) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by e-mail or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

The Borrower hereby acknowledges that the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”).

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE

ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that any communications have been posted to the Platform shall constitute effective delivery of such communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by e-mail) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.  The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

SECTION 9.03.Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.Successors and Assigns.  (a)  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

(b)Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower (failure to provide or delay in providing such notice shall not invalidate such assignment) and the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their respective Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws), information necessary to satisfy the Administrative Agent’s “know your customer” requirements and all applicable tax forms (including a properly completed and duly executed IRS Form W-9 (or other applicable tax form, including any under Section 2.20(f))).  Upon acceptance and recording pursuant to clause (e) of this Section, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  No assignment shall be made to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or one of its subsidiaries.

(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(e)Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) above, if applicable, the completion of the Administrative Agent’s “know your customer” requirements and the written consent of the Administrative Agent and, if required, the Borrower to such assignment and any applicable tax forms, including any under Section 2.20(f), the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.  No assignment shall be effective unless it has been recorded in the Register as provided in this clause (e).

(f)Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other Persons (other than Disqualified Institutions) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation) and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).  To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall not have any responsibility for maintaining a Participant Register.

(g)Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of any Information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential Information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

In addition, notwithstanding anything to the contrary contained in this Section, any SPV may (i) with written notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j)The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(k)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon).  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

SECTION 9.05.Expenses; Indemnity.  (a)  The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including reasonable fees, charges and disbursements of counsel (limited to (i) one counsel for the Lenders, taken as a whole, (ii) one counsel for the Administrative Agent, (iii) if reasonably necessary, a single special counsel for the Administrative Agent and the Lenders, taken as a whole, for each relevant specialty, (iv) if reasonably necessary, a single counsel for the Administrative Agent and the Lenders, taken as a whole, for each material jurisdiction and (v) solely in the case of an actual or perceived conflict of interest, one additional counsel in each applicable material jurisdiction to the affected persons similarly situated, taken as a whole), and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

(b)The Borrower agrees to indemnify the Administrative Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, charges and disbursements of counsel (limited to (x) one counsel for all Indemnitees (other than the Agent Indemnitees), taken as a whole, in each material jurisdiction, (y) one counsel for all Agent Indemnitees, taken as a whole, in each material jurisdiction and (z) solely in the case of an actual or perceived conflict of interest, one additional counsel in each applicable material jurisdiction to the affected Indemnitees similarly situated taken as a whole), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence, willful misconduct of such Indemnitee or a material breach of such Indemnitee’s obligations hereunder. Paragraph (b) of this Section 9.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent or a Related Party thereof under clause (a) or (b) of this Section, and without limiting the obligation of the Borrower to do so, each Lender shall indemnify, reimburse and hold harmless the Administrative Agent and each of its Related Parties (the “Agent Indemnitees”), based on and to the extent of such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against (i) all unreimbursed expenses of such Agent Indemnitee under clause (a) of this Section and (ii) any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against such Agent Indemnitee arising out of, in any way connected with, or as a result of (A) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (B) the use of the proceeds of the Loans, (C) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Agent Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (D) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries (provided that, in each case, such indemnity shall not, as to any Agent Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence, willful misconduct of such Agent Indemnitee or a material breach of such Agent Indemnitee’s obligations hereunder), in each case, so long as the unreimbursed expense, indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent Indemnitee in its capacity as Administrative Agent (or the Related Party of the Administrative Agent in its capacity as such).  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Term Loans and unused Commitments (if any) at the time (in each case, determined as if no Lender were a Defaulting Lender); provided that, if such unreimbursed expense or indemnity payment is sought after the date on which the Loans have been paid in full and the Commitments have been terminated, such determination of the Lender’s “pro rata share” shall be made as of the last date that any Loan or Commitment was outstanding.

(d)To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)The provisions of this Section shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent any Lender.  All amounts due under this Section shall be payable on written demand therefor.

SECTION 9.06.Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have but shall not apply to any Excluded Assets.  Each Lender agrees to notify the Borrower and the Administrative Agent in writing promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07.Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.Waivers; Amendment.  (a)  No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders; provided that no such agreement shall:

(i)decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby;

(ii)increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender (other than a waiver of default interest, which shall only require the consent of the Required Lenders);

(iii)amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral or value thereof, without the prior written consent of each Lender;

(iv)modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV; or

(v)reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments on the date hereof);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

SECTION 9.09.Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.Entire Agreement.  This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12.Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03.  Delivery of an executed signature page to this Agreement by e-mail or facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  Each of the parties hereto agrees and acknowledges that (i) the transaction consisting of this Agreement may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Agreement using an electronic signature, it is signing, adopting and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper and (iii) it is being provided with an electronic or paper copy of this Agreement in a usable format.

SECTION 9.14.Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.Jurisdiction; Consent to Service of Process.  (a)  Each Party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding against any Loan Party in connection with the exercise of any remedy with respect to the Collateral in the court of any jurisdiction.

(b)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16.Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section.  For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

SECTION 9.17.Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18.USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19.Certain ERISA Matters.  (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such a Lender has not provided another representation, warranty and covenant as provided in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

SECTION 9.20.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.21.Joinder by SPAC Merger Sub II and the SPAC.

(a)Upon the execution and delivery by SPAC Merger Sub II and the Administrative Agent of a joinder agreement in the form of Exhibit H (the “Joinder Agreement”), SPAC Merger Sub II shall (i) become the Borrower and a Loan Party hereunder (and shall be subject to all of the terms, conditions, covenants, restrictions, Defaults and Events of Default contained herein (including the covenants contained in Articles V and VI and the Events of Default contained in Article VII) applicable to the Borrower) with the same force and effect as if originally named as the Borrower and a Loan Party herein and in each other Loan Document to which the Borrower is a party and (ii) shall assume, and be responsible for, all of the rights and obligations of the Borrower under this Agreement and each other Loan Document to which the Borrower is a party.  In connection with the delivery of the Joinder Agreement, SPAC Merger Sub II shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.  In addition, from time to time, SPAC Merger Sub II will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of SPAC Merger Sub II and its Subsidiaries (other than any Excluded Subsidiary), including real and other properties acquired subsequent to the Closing Date); provided that notwithstanding anything else in any Loan Document, in no event will any Loan Party be required to pledge or offer security in any Excluded Assets.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and SPAC Merger Sub II shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Required Lenders shall reasonably request to evidence compliance with this Section.  SPAC Merger Sub II agrees to provide such evidence as the Administrative Agent or the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(b)Upon the execution and delivery by the SPAC and the Administrative Agent of the Joinder Agreement, the SPAC shall become a Guarantor and a Loan Party hereunder (and shall be subject to all of the terms, conditions, covenants, restrictions, Defaults and Events of Default contained herein (including the covenants contained in Articles V and VI and the Events of Default contained in Article VII) applicable to the Borrower, mutatis mutandis) with the same force and effect as if originally named as a Guarantor and a Loan Party herein and in each other Loan Document.  In connection with the delivery of the Joinder Agreement, the SPAC shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust and delivering any certificates representing the Equity Interests issued by SPAC Merger Sub II accompanied by undated stock powers executed in blank) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.  In addition, from time to time, the SPAC will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the SPAC and its Subsidiaries (other than any Excluded Subsidiary), including real and other properties acquired subsequent to the Closing Date); provided that notwithstanding anything else in any Loan Document, in no event will any Loan Party be required to pledge or offer security in any Excluded Assets.  Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, and the SPAC shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Required Lenders shall reasonably request to evidence compliance with this Section.  The SPAC agrees to provide such evidence as the Administrative Agent or the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(c)The execution and delivery of the Joinder Agreement by SPAC Merger Sub II and the SPAC shall not require the consent of any Lender or any other Loan Party hereunder or under any other Loan Document.  The rights and obligations of each Loan Party and each Secured Party hereunder shall remain in full force and effect notwithstanding the addition of SPAC Merger Sub II and the SPAC hereunder pursuant to the Joinder Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GIDDY INC., as Borrower

By:
/s/ Chieh Huang
Name: Chieh Huang
Title: Chief Executive Officer

Signature Page to Credit Agreement

ALTER DOMUS (US) LLC, as Administrative Agent
By:
/s/ Winnalynn N. Kantaris
Name: Winnalynn N. Kantaris
Title: Associate General Counsel

TENNENBAUM SENIOR LOAN FUND II, LP

TENNENBAUM SENIOR LOAN FUND V, LLC

TCP DIRECT LENDING FUND VIII-A, LLC

TCP DIRECT LENDING FUND VIII-S, LLC

TCP DIRECT LENDING FUND VIII-T, LLC

RELIANCE STANDARD LIFE INSURANCE COMPANY

BUILD PRIVATE CREDIT, L.P.

TMD-DL HOLDINGS, LLC

On behalf of each of the above entities:

By: TENNENBAUM CAPITAL PARTNERS,
LLC

Its: Investment Manager

By: /s/ Rajneesh Vig

Name: Rajneesh Vig

Title: Managing Director

TCP DLF VIII 2018 CLO, LLC

By: SERIES I of SVOF/MM, LLC

Its: Collateral Manager

By: /s/ Rajneesh Vig

Name: Rajneesh Vig

Title: Managing Director

Signature Page to Credit Agreement

BLACKROCK SHASTA CLO VII, LLC

BLACKROCK DLF IX 2019 CLO, LLC

BLACKROCK DLF IX 2019-G CLO, LLC

BLACKROCK DLF IX 2020-1 CLO, LLC

BLACKROCK DLF IX CLO 2021-1, LLC

BLACKROCK DLF IX CLO 2021-2, LLC

By: BlackRock Capital Investment Advisors, LLC

Its: Collateral Manager

By: /s/ Rajneesh Vig

Name: Rajneesh Vig

Title: Managing Director

BLACKROCK DLF IX ICAV,

an umbrella type Irish collective asset management
vehicle acting solely for and on behalf of its sub-
fund

BLACKROCK DIRECT LENDING IX-U
(IRELAND)

By: Blackrock Capital Investment Advisors, LLC

Its: Investment Manager acting as attorney-in-fact

By: /s/ Rajneesh Vig

Name: Rajneesh Vig

Title: Managing Director

BLACKROCK DLF IX ICAV,

an umbrella type Irish collective asset management
vehicle acting solely for and on behalf of its sub-
fund

BLACKROCK DIRECT LENDING IX-L
(IRELAND)

By: Blackrock Capital Investment Advisors, LLC

Its: Investment Manager acting as attorney-in-fact

By: /s/ Rajneesh Vig

Name: Rajneesh Vig

Title: Managing Director

2

BLACKROCK DIVERSIFIED PRIVATE DEBT FUND

MASTER LP

By: BlackRock Capital Investment Advisors, LLC,

Its: Sub-Investment Manager

By: /s/ Rajneesh Vig

Name: Rajneesh Vig

Title: Managing Director

BLACKROCK DIRECT LENDING FUND IX-U (LUXEMBOURG) SCSP

By: BlackRock Capital Investment Advisors, LLC,

Its: Investment Manager

By: /s/ Rajneesh Vig

Name: Rajneesh Vig

Title: Managing Director

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Schedule 5.13

Post-Closing Requirements

(a)

With respect to each of the deposit accounts and securities accounts (other than any Excluded Accounts (as defined in the Guarantee and Collateral Agreement)) of the Loan Parties, within 30 days after the Closing Date (or such longer period approved by the Required Lenders), deliver to the Administrative Agent an Account Control Agreement with respect to such deposit accounts and securities accounts, as applicable.

(b)

Within 60 days after the Closing Date (or such longer period approved by the Required Lenders), the Loan Parties shall provide to the Administrative Agent a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which (i) shall be reasonably acceptable to the Required Lenders and (ii) except as otherwise agreed by the Required Lenders, shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Required Lenders.

(c)

Within 30 days after the Closing Date (or such longer period approved by the Required Lenders), the Loan Parties shall deliver to the Administrative Agent the original certificates representing the Equity Interests of each of Jubilant LLC and Ashbrook Commerce Solutions LLC, in each case, accompanied by undated stock powers duly executed in blank.

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EXHIBIT G

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE PREFERRED STOCK

Company: GIDDY INC.

Number of Shares of Series E-1 Preferred Stock: See Section 1.7

Warrant Price: $7.0871 per share

Issue Date: [  ], 2021

Expiration Date: [  ], 2031See also Section 1.6 and Section 5.1(a) and (b).

Credit Facility: This Warrant to Purchase Preferred Stock (“Warrant”) is issued in connection with that certain Credit Agreement dated as of August 4, 2021 between [BlackRock]1 and the Company (the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, [BlackRock] (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of Series E-1 Preferred Stock (the “Preferred Stock”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as (i) the class of Shares for which this Warrant is exercisable and (ii) the Warrant Price may be adjusted from time to time pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

SECTION 1. EXERCISE.

1.1Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1 Specific BlackRock party to be included throughout.

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1.2Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y((A-B)/A)

where:

X =the number of Shares to be issued to the Holder;

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =the Warrant Price.

1.3Fair Market Value. If the Preferred Stock has been converted into Common Stock of the Company, and the Company’s Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of Common Stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Preferred Stock has not been converted into Company Common Stock that is traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment, based on relevant facts and circumstances at the time of such determination, including, in the case of any Acquisition (including any Cash/Public Acquisition), the total consideration receivable by the holders of the Company Common Stock in any such transaction.

1.4Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired. Notwithstanding the foregoing, unless otherwise agreed by Holder and the Company, the Shares for which this Warrant may be exercised may be issued in uncertificated, book entry form as permitted by resolution of the Board of Directors of the Company pursuant to the Amended and Restated Bylaws of the Company (the “Bylaws”) and the General Corporation Law of the State of Delaware.

1.5Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

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1.6	Treatment of Warrant Upon Acquisition of Company.

(a)Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power; or (iv) a business combination with a special purpose acquisition company. Notwithstanding the foregoing, a transaction (or series of related transactions) shall not constitute an “Acquisition” if (1) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction (or series of related transactions); provided that, following the creation of any such new holding company (a “HoldCo”), for purposes of determining whether any subsequent transaction constitutes an “Acquisition,” the references to the “Company” in this definition shall be deemed to include references to the HoldCo, or (2) the sale of the Company’s equity securities in a bona fide equity financing transaction for capital raising purposes provided that the Company is the surviving entity and no change in control or Acquisition otherwise occurs.

(b)Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be cashless exercised pursuant to Section 1.2 above as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such cashless exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise of this Warrant. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to  the consummation of such Cash/Public Acquisition. Holder hereby acknowledges and agrees that the transactions contemplated by that certain Agreement and Plan of Merger, dated June 13, 2021, as the same may be amended from time to time (the “SVOK Merger Agreement”), by and among Seven Oaks Acquisition Corp. (“SVOK”), Blossom Merger Sub, Inc., Blossom Merger Sub II, LLC, and the Company (such transactions, the “Seven Oaks Acquisition”) constitute a deSPAC Transaction (as defined in the Loan Agreement) and a Cash/Public Acquisition hereunder.

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(c)Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, either (x) the acquiring, surviving or successor entity shall assume the obligations of this Warrant, in which case this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant, or (y) if the acquiring, surviving or successor entity shall not have assumed the obligations of this Warrant, then the Warrant Price shall be reduced so that the Warrant may be fully exercised for an aggregate exercise price of One Dollar ($1.00) and this Warrant shall be deemed to have been cashless exercised in full pursuant to Section 1.2 above as of immediately prior to the consummation of such Acquisition.

(d)As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, (y) does not extend beyond one hundred eighty (180) days from the closing date of such Acquisition or (z) in the event of the consummation of a Seven Oaks Acquisition, arises under the Acquiror Bylaws (as defined in the SVOK Merger Agreement).

1.7	Number of Shares. The Number of Shares subject to this Warrant shall be 126,992.

SECTION 2.    ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Preferred Stock or the Company Common Stock payable in securities or property, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Preferred Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Preferred Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

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2.2Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Preferred Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3Additional Preferred Equity Raises. If the Company consummates a sale of any new series of preferred stock following the Issue Date of this Warrant (any such equity interests, “Additional Preferred Stock”), at the election of Holder, (a) in place of the Shares, this Warrant shall be exercisable for a number of shares of such Additional Preferred Stock (which shall constitute the “Shares” for all purposes hereunder) equal to the quotient of (i) 900,000 and (ii) the issue price of such series of Additional Preferred Stock, (b) the Warrant Price shall be equal to the issue price of such series of Additional Preferred Stock and (c) all references to “Preferred Stock” in this Warrant shall be deemed to be references to such series of Additional Preferred Stock. Holder may exercise such election with respect to any series of Additional Preferred Stock issued after the date of this Warrant and the provisions of this Section 2 shall apply in determining the number of shares of any such Additional Preferred Stock for which this Warrant may become exercisable and the related Warrant Price in the event of any applicable events occurring after the issuance of such series of Additional Preferred Stock.

2.4No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.5Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Preferred Stock and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer or other authorized officer, including computations of such adjustment and the Warrant Price, class and number of Shares in effect upon the date of such adjustment.

SECTION 3.   REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1	Representations, Warranties and Covenants.

(a)	The Company represents and warrants to, and agrees with, the Holder as follows:

(1)The Company has the power and authority to execute, deliver and perform its obligations under this Warrant.

(2)The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which shares of the Preferred Stock or options to purchase shares of the Preferred Stock were issued prior to the Issue Date hereof.

(3)All Shares which may be issued upon the exercise of this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non- assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(4)The issuance of the Shares upon exercise of this Warrant will not require any further corporate action by the stockholders or directors of the Company (subject to Section 3.1(b) below) and will not be subject to pre-emptive rights in favor of any stockholders of the Company.

(5)The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

(b)The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of securities as will be sufficient to permit the exercise in full of this Warrant. If at any time the number of authorized but unissued shares of Preferred Stock shall not be sufficient to effect the exercise of this Warrant in full, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”), to the extent required to effect the foregoing.

(c)Notwithstanding anything to the contrary in that certain Amended and Restated Investors’ Rights Agreement by and among the Company and the investors listed on Schedule A thereto dated June 30, 2020, as the same may be amended from time to time (the “IRA”), until such time as this Warrant shall have been exercised in full or shall have terminated or expired in accordance with its terms, Holder shall be deemed to be a “Major Investor” for all purposes of Sections 3.1 and 3.2 of the IRA.

3.2	Notice of Certain Events. If the Company proposes at any time to:

(a)declare any dividend or distribution upon the outstanding shares of the Company’s stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b)offer for subscription or sale pro rata to the holders of the outstanding shares any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c)effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Preferred Stock;

(d)	effect an Acquisition or to liquidate, dissolve or wind up; or

(e)effect its initial, underwritten offering and sale of its securities to the public pursuant to an effective registration statement under the Act (the “IPO”);

then, in connection with each such event, the Company shall give Holder:

(1)in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Preferred Stock will be entitled thereto) or for determining rights to vote, if any,

(2)in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the anticipated date on which the holders of outstanding shares of Company securities will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and

(3)with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith.

The Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1Purchase for Own Account. Holder has the power and authority to execute, deliver and perform its obligations under this Warrant. Except for any transfer contemplated in Section 5.4 herein, this Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities.

4.4Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6Market Stand-off Agreement. Holder agrees that the Shares shall be subject to the Market Standoff provisions set forth in Section 2.11 of the IRA mutatis mutandis as if Holder were a direct party to the IRA. Holder further acknowledges and agrees that any securities of SVOK issued in exchange for the Shares in connection with the Seven Oaks Acquisition shall be subject to the market standoff and lock-up provisions set forth in the Acquiror Bylaws (as defined in the SVOK Merger Agreement).

4.7No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant and, except as expressly set forth in this Warrant, will not be considered a stockholder for any purpose until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1	Term and Automatic Conversion Upon Expiration.

(a)Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier to occur of (i) 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter and (ii) the date which is three (3) years following the consummation of the IPO.

(b)Automatic Cashless Exercise upon Expiration. In the event that, upon the earlier of the Expiration Date or the date which is three (3) years following the consummation of the IPO, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) (or evidence of the issuance of such Shares or other securities in uncertificated, book entry form, to the extent then permitted by the then-effective Certificate and Bylaws) issued upon such exercise to Holder.

5.2Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE PREFERRED STOCK ISSUED BY THE ISSUER TO [BLACKROCK] DATED [  ], 2021 (THE “WARRANT”), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STAND-OFF RESTRICTION AS SET FORTH IN THE WARRANT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, IN THE EVENT OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF SUCH INITIAL PUBLIC OFFERING. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

5.3Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder, provided that any such transferee is (a) an “accredited investor” as defined in Regulation D promulgated under the Act, (b) makes to the Company each of the representations and warranties set forth in Section 4 hereof and (c) agrees to be bound by all of the terms and conditions of this Warrant as if the original Holder hereof. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, any Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant (including the representations, warranties and covenants set forth in Section 4 hereof). Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued upon any conversion of any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

[BlackRock]

Attn: [  ]

[Address]
Email: [  ]

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Giddy Inc.

Attn: General Counsel

451 Broadway

New York, NY 10013

E-mail: Legal@boxed.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

Attn: Justin Hamill, Chad Rolston

885 Third Avenue

New York, NY 10022

Email: justin.hamill@lw.com, chad.rolston@lw.com

5.6Amendment; Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

5.10Equitable Relief. Each of the Company and Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

5.11Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.12Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.13Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York City are authorized or required by law to close.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Preferred Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY” GIDDY INC.

By:

Name:	Chieh Huang
(Print)
Title:	Chief Executive Officer

“HOLDER”

[BlackRock]

By:

Name:
(Print)
Title:

APPENDIX 1

NOTICE OF EXERCISE

1.The undersigned Holder hereby exercises its right purchase shares of the Series E-1 Preferred Stock of GIDDY INC. (the “Company”) in accordance with the attached Warrant To Purchase Preferred Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ]check in the amount of $ payable to order of the Company enclosed herewith

[ ]Wire transfer of immediately available funds to the Company’s account

[ ]Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ]Other [Describe]

2.Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3.By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Preferred Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

EXHIBIT H

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [•], 202[•] (this “Joinder Agreement”), among BOXED, LLC (f/k/a Blossom Merger Sub II, LLC), a Delaware limited liability company (as successor by merger to the Initial Borrower, “SPAC Merger Sub II”), BOXED, INC. (f/k/a Seven Oaks Acquisition Corp.), a Delaware corporation (the “SPAC”) and ALTER DOMUS (US) LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) under the Credit Agreement referred to below. Reference is made to (i) that certain Credit Agreement, dated as of August 4, 2021 (as amended, amended and restated or otherwise modified prior to the date hereof, the “Credit Agreement”), among Giddy Inc., a Delaware corporation (the “Initial Borrower”), the lenders party thereto and the Administrative Agent and (ii) that certain Guarantee and Collateral Agreement, dated as of August 4, 2021 (the “Guarantee and Collateral Agreement”), among the Initial Borrower, the Guarantors party thereto and the Administrative Agent.

A.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee and Collateral Agreement, as applicable.

B.In accordance with the requirements of the Credit Agreement and the Guarantee and Collateral Agreement, (i) SPAC Merger Sub II is required to assume all of the obligations of the Initial Borrower as the “Borrower”, a “Grantor” and a “Loan Party” under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents to which the Initial Borrower is a party and (ii) the SPAC is required to become a “Guarantor”, a “Grantor” and a “Loan Party” under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents.

Accordingly, SPAC Merger Sub II, the SPAC and the Administrative Agent agree as follows:

Section 1. Assumption by SPAC Merger Sub II.

(a)SPAC Merger Sub II by its signature below (i) becomes the “Borrower”, a “Grantor” and a “Loan Party”, as applicable, under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents with the same force and effect as if originally named therein as the “Borrower”, a “Grantor” and a “Loan Party”, as applicable and (ii) hereby agrees to all the terms and provisions of the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents applicable to it as the “Borrower”, a “Grantor” and “Loan Party” thereunder, as applicable.

(b)In furtherance of the foregoing, SPAC Merger Sub II hereby (i) assumes all of the Obligations and all other liabilities, obligations, duties, rights and responsibilities of the Initial Borrower under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents, (ii) agrees to pay and perform all of the Obligations of the Initial Borrower contained in the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents, with the same full force and effect, in each case, as if each of the Credit Agreement, the Guarantee and Collateral Agreement and each other Loan Document had initially been executed and delivered by SPAC Merger Sub II in the capacity of “Borrower”, a “Grantor” and a “Loan Party” thereunder, as applicable, (iii) acknowledges and agrees that (A) it is the “Borrower”, a “Grantor” and a “Loan Party”, as applicable, under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents, (B) each and every reference to the “Borrower” in the Credit

Agreement and any of the other Loan Documents shall, from and after the effectiveness of this Joinder Agreement, refer to SPAC Merger Sub II and (C) each and every reference to a “Grantor” or a “Loan Party” in the Guarantee and Collateral Agreement and any of the other Loan Documents shall include SPAC Merger Sub II, (iv) acknowledges and agrees that it is, and shall at all times continue to be, liable for all of the Obligations of the Initial Borrower under the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents to the same extent as if SPAC Merger Sub II had originally been a signatory to the Credit Agreement and the other Loan Documents, and (v) represents and warrants that the representations and warranties made by it as the “Borrower” under the Credit Agreement and a “Grantor” under the Guarantee and Collateral Agreement are true and correct in all material respects on the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

(c)In furtherance of the foregoing, SPAC Merger Sub II (i) as security for the payment and performance in full of the Obligations, does hereby create and grant to the Administrative Agent for the benefit of the Secured Parties, a security interest in and lien on all of the SPAC Merger Sub II’s right, title and interest in and to the Collateral of the SPAC Merger Sub II, (ii) hereby confirms the grant by the Initial Borrower (as a Grantor) to the Administrative Agent for the benefit of the Secured Parties of the security interest in and continuing lien on all of its right, title and interest in, to and under all Collateral, whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (as defined after giving effect to this Joinder Agreement), subject to the terms contained in the applicable Loan Documents, (iii) hereby confirms the pledges, grants of Security Interests and other obligations, as applicable, of the Initial Borrower under and subject to the terms of each of the Security Documents to which it is a party and (iv) hereby agrees that such Security Interest remains in full force and effect and is hereby ratified, reaffirmed and confirmed.

Section 2. Joinder by the SPAC.

(a)The SPAC by its signature below becomes a “Guarantor”, a “Grantor” and a “Loan Party” under the Credit Agreement, the Guarantee and Collateral Agreement and each other Loan Document with the same force and effect as if originally named therein as a “Guarantor”, a “Grantor” and a “Loan Party” and the SPAC hereby (i) agrees to all the terms and provisions of the Credit Agreement, the Guarantee and Collateral Agreement and each other Loan Document applicable to it as a “Guarantor”, a “Grantor” and a “Loan Party” thereunder, (ii) represents and warrants that the representations and warranties made by it as a “Guarantor”, a “Grantor” and a “Loan Party” thereunder are true and correct in all material respects on the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date and (iii) agrees that (A) all of the terms, conditions, covenants, restrictions, Defaults and Events of Default contained (1) in the Credit Agreement (including the covenants contained in Sections 5.12 and 6.08(a) of the Credit Agreement and the Events of Default contained in Article VII of the Credit Agreement) shall apply to the SPAC and its Subsidiaries, solely to the extent expressly provided therein; provided that the covenants contained in Section 5.12 of the Credit Agreement that apply to the Borrower and/or its Subsidiaries shall also apply to the SPAC and its Subsidiaries, (2) in the Guarantee and Collateral Agreement shall apply to the SPAC and its Subsidiaries, solely to the extent applicable to any Guarantor, Grantor or Loan Party and (3) in each other Loan Document shall apply to the SPAC and its Subsidiaries, solely to the extent expressly provided therein and (B) the SPAC shall, and shall cause each of its Subsidiaries to, comply with all such terms, conditions, covenants, restrictions, Defaults and

Events of Default, as applicable. Each reference to a “Guarantor”, a “Grantor” or a “Loan Party” in the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document shall be deemed to include the SPAC.

(b)In furtherance of the foregoing, the SPAC, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Administrative Agent for the benefit of the Secured Parties, a security interest in and lien on all of the SPAC’s right, title and interest in and to the Collateral of the SPAC.

Section 3. Representations.

(a)Each of SPAC Merger Sub II and the SPAC represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b)Each of SPAC Merger Sub II and the SPAC hereby represents and warrants that (i) set forth on Schedule 1 attached hereto is a true and correct schedule of (A) any and all Equity Interests and Pledged Debt Securities now owned by SPAC Merger Sub II or the SPAC, as applicable, (B) any and all Intellectual Property now owned by SPAC Merger Sub II or the SPAC, as applicable and (C) any and all Commercial Tort Claims held by SPAC Merger Sub II or the SPAC, as applicable, and (ii) set forth on Schedule 2 attached hereto, is the true and correct legal name of SPAC Merger Sub II and the SPAC, its jurisdiction of organization and its chief executive office.

Section 4. Effectiveness. This Joinder Agreement shall become effective when (i) each of SPAC Merger Sub II, the SPAC and the Administrative Agent has executed a counterpart hereof and (ii) to the extent required to be delivered by the Initial Borrower under the Credit Agreement, SPAC Merger Sub II has delivered to the Administrative Agent and Lenders all requested “know your customer” documentation, including a duly executed IRS Form W-9 or such other applicable IRS Form.

Section 5. Miscellaneous.

(a)For purposes of SPAC Merger Sub II, each of the Credit Agreement, the Guarantee and Collateral Agreement and each other Loan Document is hereby incorporated herein by reference. For purposes of the SPAC, (i) Sections 5.12 and 6.08(a) and Article VII of the Credit Agreement and (ii) the Guarantee and Collateral Agreement are hereby incorporated herein by reference. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement. Each of the parties hereto agrees and acknowledges that (i) the transaction consisting of this Joinder Agreement may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Joinder Agreement using an electronic signature, it is signing, adopting and accepting this Joinder Agreement and that signing this Joinder Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Joinder Agreement on paper and (iii) it is being provided with an electronic or paper copy of this Joinder Agreement in a usable format.

(b)Except as expressly supplemented hereby, the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents shall remain in full force and effect. The execution, delivery and performance of this Joinder Agreement shall not constitute a novation of the Credit Agreement or any of the other Loan Documents. The parties hereto agree that this Joinder Agreement shall be a Loan Document.

(c)THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(d)In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e)All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the SPAC shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BOXED, LLC

By:
Name:
Title:

BOXED, INC.

By:
Name:
Title:

ALTER DOMUS (US) LLC,

as Administrative Agent

By:
Name:
Title:

Schedule 1

EQUITY INTERESTS

Number and
	Number of		Class of	Percentage
	Certificate	Registered Owner	Equity Interest	of Equity Interests

Issuer

PLEDGED DEBT SECURITIES

INTELLECTUAL PROPERTY

Copyrights:

Patents:

Trademarks:

Applications:

Schedule 2

Exact Legal Name	Jurisdiction of Organization	Chief Executive Office